Exhibit 99.1

0 Hertz Global Holdings, Inc. (NYSE: HTZ) Analyst Meeting May 28, 2008

1 Meeting Agenda Welcome Overview Financial Overview U.S. Rent-A-Car - State of the Business International Rent-A-Car - State of the Business Sales Break HERC - State of the Business Global Supply Chain Management Hertz Transformation Innovation Closing Questions & Answers Lauren Babus Mark P. Frissora Elyse Douglas Joseph Nothwang Michel Taride Bob Stuart Gerry Plescia John Thomas Lois Boyd Joe Eckroth Mark P. Frissora 1:00-1:10 1:10-1:40 1:40-2:05 2:05-2:30 2:30-2:55 2:55-3:10 3:10-3:30 3:35-4:00 4:00-4:15 4:15-4:30 4:30-4:45 4:45-5:00 5:00-5:30

2 Forward - Looking Statements Certain statements contained in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements give our current expectations or forecasts of future events and our future performance and do not relate directly to historical or current events or our historical or current performance. Most of these statements contain words that identify them as forward- looking, such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “plan”, “believe”, “seek”, “will”, “may”, “opportunity”, “target” or other words that relate to future events, as opposed to past or current events. Forward-looking statements are based on the then-current expectations, forecasts and assumptions of our management and involve risks and uncertainties, some of which are outside of our control, that could cause actual outcomes and results to differ materially from current expectations. For some of the factors that could cause such differences, please see the sections of our annual report on Form 10-K for the year ended December 31, 2007, and our quarterly report on Form 10-Q for the 3 months ended March 31, 2008, entitled “Risk factors” and “Cautionary note regarding forward-looking statements.” Copies of these materials are available from the SEC, our website or our Investor Relations department. We cannot assure you that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any projections will be realized. We expect that there will be differences between projected and actual results. These forward-looking statements speak only as of the date of this presentation, and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. We caution prospective purchasers not to place undue reliance on the forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained herein and in our annual and quarterly reports described above.

3 Disclosure on Financials in Presentation Amounts shown in this presentation, unless otherwise indicated, are for Hertz Global Holdings, Inc., (HGH), the ultimate parent company of The Hertz Corporation (THC). GAAP and non-GAAP profitability metrics forTHC, the wholly owned operating subsidiary, are different from those of HGH. During 2006, the results of HGH and THC varied primarily due to the $1.0 billion loan facility on the books of HGH which was repaid with the proceeds from HGH’s initial public offering. In 2007, THC had lower total expenses than HGH primarily due to $2.0 million of secondary offering costs incurred at the HGH level. Other minor differences in the various profit metrics for HGH and THC, presented on both a GAAP and non-GAAP basis, exist relating to additional audit fees and interest income relating to additional cash on hand at the HGH level. In the second half of 2007 and first quarter of 2008, HGH also had additional interest income relating to an intercompany loan to THC.

4 Non-GAAP Measures and Terms The following non-GAAP measures and terms will be used in the presentation: •LTM • EBITDA • Corporate EBITDA • Adjusted Pre-Tax Income • Adjusted Net Income • Adjusted Diluted Earnings Per Share • Net Corporate Debt • Net Fleet Debt • Corporate Restricted Cash • Restricted Cash Associated with Fleet Debt • Levered After-Tax Cash Flow Before Fleet Growth • Levered After-Tax Cash Flow After Fleet Growth • Pro Forma (PF) • Car Rental Rate and Revenue Per Transaction Day • Equipment Rental and Rental Related Revenue Definitions, reconciliations and importance of the non-GAAP measures are provided in the slides or in the appendices of the presentation

5 Hertz Management Introductions Mark P. Frissora

6 Management Presenters Mark P. Frissora Chairman of the Board and Chief Executive Officer Elyse Douglas Executive Vice President & Chief Financial Officer Lois Boyd Senior Vice President, Process Improvement & Project Management Joseph Eckroth Senior Vice President & Chief Information Officer Joseph Nothwang Executive Vice President & President, Vehicle Rental & Leasing, The Americas & Pacific Gerry Plescia Executive Vice President & President, HERC Bob Stuart Senior Vice President, Global Sales Michel Taride Executive Vice President & President, Hertz Europe Ltd John Thomas Executive Vice President, Global Supply Chain Operations

7 Management Attendees Jeffrey Zimmerman Frank Camacho Jatindar Kapur Scott Sider Lauren Babus Alan Katz Senior Vice President, General Counsel and Corporate Secretary Staff Vice President, Marketing - Americas Rent-A-Car Senior Vice President, Finance & Corporate Controller President, Off-Airport Operations Staff Vice President, Investor Relations Manager, Investor Relations

8 Company Overview Mark P. Frissora

9 Our Goal “To be the lowest cost, highest quality, and most customer focused company in the global rental markets we serve”

Business Operating System – Linking Strategy to Results

Hertz

	Customer Satisfaction	Employee Satisfaction	Cash Management
Strategic Initiatives	Strengthen Brand – All Segments Innovative Products/Services Improve CRM Systems World Class Website	Talent Development/Management Diversity at All Levels Rewards Linked to Results	Economic Value Added-Driven More Flexible Cost Structure Best in Class Financial Controls Global Supply Chain Mgmt.
Organization Levels			
Senior Management	• Net Promoter Score (all RAC units) • Customer External Surveys • Channel Market Share • Turndowns • Advanced Reservations	• Voluntary Turnover (Mo) • Training Hours (Quarterly) • Pulse Survey (Quarterly) • Focus Groups (Skip Levels)	• Revenue • Corporate EBITDA • Adjusted Pre-Tax Income • Margin • ROTC • DSO, DPO, DOH, Working Capital • Free Cash Flow (After Fleet Growth)
Field Operations	• Net Promoter Score • Service Quality Audits (SQA)	• Employee Letter and e-Mails • Hertz Improvement Process • Turnover	• Utilization • Revenue per Unit • Revenue per Employee • Overtime Control • Car Sales Inventory Turnover

Enablers: Hoshin Planning · Net Promoter Score · Project Genesis · Hertz Improvement Process (Lean/Six Sigma) · Total Value Management

10

Prior Organizational Structure



Mark P. Frissora
Chairman & CEO
Michel Taride
EVP & President,
Hertz Europe Ltd.
Joseph Nothwang
EVP & President,
Vehicle Rental & Leasing,
The Americas and Pacific
LeighAnne Baker
SVP and Chief
Human Resources Officer
Don Serup
Staff VP, Internal Audit
Lauren Babus
Staff VP,
Investor Relations
Joe Eckroth
SVP and CIO
Elyse Douglas
EVP and CFO
John A. Thomas
EVP, Global Supply Chain
Operations
Lois Boyd
SVP, Process Improvement
and Project Management
Gerry Plescia
EVP & President, Hertz
Equipment Rental Corporation
Robert Stuart
SVP, Global Sales
Richard Broome
Staff VP, Corporate Affairs
& Communications
Frank Camacho
Staff VP, Marketing
Americas Rent-A-Car
Jeffrey Zimmerman
SVP, General Counsel &
Secretary, The Hertz Corporation

11

Hertz COE Matrix Organization

Hertz

COE Leadership	U.S. RAC Joe Nothwang	Worldwide HERC Gerry Plescia	Europe RAC Michel Taride
Supply Chain/Fleet J. Thomas	G. Udall	D. Malanka	C. DeValroger
Finance E. Douglas	J. Groglio	D. D'Angelo	K. Scott
HR L. Baker	L. Franzese	L. Franzese	R. Mac Giolla Phadraig
IT J. Eckroth	D. Trimm	J. Carlsen	P. Bermingham
Sales R. Stuart	J. Johnson, P. Wright, M. Weinstein	A. Gonnella	F. Quinquenel
Communications R. Broome	A. Jackson	A. Jackson	Z. White
Legal J. Zimmerman	R. McEvily	R. McEvily	N. Moodliar
Marketing F. Camacho	L. Diliberto	A. Gonnella	L. Lindberg

Employees in matrix (green) have dual reporting relationship; Joint scorecard measurements annually

12

13 Leading Franchises Rent-A-Car (RAC) LTM 3/31/08 Revenue $7.0 billion +8.2%* Corp. EBITDA $729.6 million +10.0%* Adj. Pre-Tax $607.4 million +23.5%* #1 airport market share in U.S. and at 69 major airports in Europe #1 worldwide general use car rental brand #1 brand in each of the business and leisure sectors of the U.S. airport market Approximately 8,100 locations worldwide as of 3/31/08 with over 130 million transaction days LTM 3/31/08 Hertz Equipment Rental (HERC) LTM 3/31/08 $1.8 billion $838.9 million $367.5 million Second largest operator in U.S. and Canada combined based on 2007 revenues(1) One of the youngest fleets Diversified revenue mix 383 locations worldwide as of 3/31/08 Revenue Corp. EBITDA Adj. Pre-Tax +4.6%* +6.6%* +2.7%* * Indicates growth versus LTM 3/31/07 (1) Source: Company Reports

14 Key Business Macros U.S. slowdown and credit market tightening impacts rental activity - Possible extension worldwide Rising fuel costs Strong global demand in select markets - Developing countries (RAC/HERC) - Oil/gas exploration and refinery (HERC) - Power generation and infrastructure projects (HERC)

15 Hertz Growth Initiatives RAC HERC Off-airport Market expansion Leisure brand (e.g., industrial) Selective acquisitions and joint ventures Geographic expansion (e.g., China and India) Geographic expansion (e.g., Eastern Europe and China) Product segmentation Car sharing Chauffeur drive Location openings Hourly/monthly rentals Targeted acquisitions Vans and trucks (Europe) Ancillary revenue Car Collections Revenue initiatives generated $640M in 2007

16 Transforming the Consumer Rental Experience Delivering an intuitive customer experience Constantly seeking to understand different customers’ needs and expectations Always aiming to transform the rental experience Booking Changing the way the world rents Awareness Shopping/ Planning Enrollment Post-trip Drop off Pick-up Pre-drop off In-car

Projected Cost Improvement Progress

Hertz

- **Project Alpha**
  - Reduce costs/delayer
  - Define 200+ sub-processes & 15 domains
  - Basis for Project Genesis
  - European restructuring
- **Establish Project Management office**
- **Kicked off Project Genesis:**
  - Identify BPR projects
  - Develop COEs
  - Assess BPO

$187m

- **COEs created**
  - IT, Property, Finance, HR, Procurement, Marketing
- **Business Process Outsourcing (BPO) partnerships:**
  - IBM - CBRE - ICGC
- **Business Process Reengineering (BPR) projects launched in nearly all areas**
- **Assess BPO opportunities**

$440m*

- **Realigned U.S. RAC regions**
- **Standardize, streamline, globalize processes**
- **Identify & implement global best practices**
- **Fleet redesign underway**

$700m*

$800+m*

- **Continue rolling out BPR projects**
- **Develop culture of continuous improvement**
- **Instill process & project discipline**
- **Continue to identify & implement best practices**
- **Keep taking Hertz to the next level**

$0

2007 **2008** **2009** **2010**

* Targets

17

18 Net Promoter Score (NPS) Customer satisfaction metric Customers fill out a survey (via email/phone) Question: “How likely are you to recommend Hertz to a friend or colleague?” Rating: 10 point scoring (Detractors: 0-5; Passives: 6-7; Promoters: 8-9) Net Promoter Score: subtract “Detractors” from “Promoters” Track customer satisfaction in real time Over 70,000 responses per month Monitor closely Weekly review of scores Management calls with low-scoring locations

19 Customer Satisfaction NPS Trend N.A. and Europe RAC exceeded ‘07 NPS targets of 50 and 40, respectively 52.3 U.S. improved 16% YoYin April, Europe improved 29% YoY in April Jan 07 Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan 08 Feb Mar Apr Total North America RAC Europe RAC 55.0 50.0 45.0 40.0 35.0 30.0 25.0 20.0 15.0 33.6 45.2 43.3 Exceeded 2007 targets, significant YoY improvements in ‘08

20 2008 Employee-Focused Initiatives Employee Stock Purchase Plan Continued HIP Training Leadership Awards Pulse Survey (May & December) Performance Management and Employee Development System Accelerate Action on Employee Satisfaction Initiatives

Hertz Reinvestment Strategy 2008

Incremental Investments to Become a "Better and Better" Hertz

	Incremental Spending FY-2007	Incremental Spending Q1-2008
Our Brand	**$25MM**	**$5MM**
• Advertising – On and Offline • NeverLost Expansion and Enhancement • Green Collection Promotion • Simply Wheelz Pilot in Orlando and Spain • HERC Product Expansion		
Our Operations	**$20MM**	**$5MM**
• New Locations – HERC, RAC • Upgrades – Facilities, Service Areas • Contribution Management System • Website and Infrastructure		
Our People	**$20MM**	**$6MM**
• Training – HIP, Restructuring, Project Management • Improved internal communications • European re-organization and COE's • Industry best-practice selection tools lead to quality recruitment decisions		
Total Incremental Investment	**$65MM**	**$16MM**


Hertz


Hertz

21

22 Delivering On Our Strategy $800 Million Growth in Annual Revenue since IPO* LTM 9/30/06: $7,911 2007: $8,686 Expanded Adjusted Pre-Tax Margin by 240 bps since IPO* LTM 9/30/06: 5.2% 2007: 7.6% Increased Adjusted Net Income by 61% since IPO* LTM 9/30/06: $255 2007: $410 Generated Over $900 Million of Levered After-Tax Cash Flow After Fleet Growth since IPO* Exceeded First Call Adjusted EPS Average for Six Straight Quarters since IPO* * Since IPO means following 9/30/06

23 Financial Overview Elyse Douglas

24 Consolidated Historical Financials (Adjusted) ($in millions) CAGR 2005 PF 2006 ACT 2007 ACT 05PF-07 Revenues: Car Rental Segment $6,046.8 $6,378.0 $6,920.6 7.0% Equipment Rental Segment 1,415.3 1,672.6 1,755.9 11.4% Other 7.1 7.8 9.1 13.2% Total Revenues $7,469.2 $8,058.4 $8,685.6 7.8% Expenses Direct Operating $4,186.5 $4,400.1 $4,559.1 4.4% Depreciation of Revenue Earning Equipment 1,599.9 1,743.4 1,983.8 11.4% Selling, General, and Administrative 637.3 666.9 712.5 5.7% Total Expenses Before Interest $6,423.7 $6,810.4 $7,255.4 6.3% % of Revenues 86.0% 84.5% 83.5% Interest Expense, Net $714.6 $761.3 $769.5 3.8% Adjusted Pre-Tax Income $330.9 $486.7 $660.7 41.3% %of Revenues 4.4% 6.0% 7.6% Corporate EBITDA $1,141.3 $1,378.7 $1,541.5 16.2% % of Revenues 15.3% 17.1% 17.7%

25 Historical Segment Income Statement (Adjusted) ($in millions) WW RAC Revenues % Growth Expenses: Direct Operating and Selling, General, and Administrative Depreciation of Revenue Earning Equipment Total Expenses Before Interest Interest Expense, Net Adjusted Pre-Tax Income % of Revenues Corporate EBITDA % of Revenues 2005 PF $6,046.8 9.8% $3,908.6 1,398.5 $5,307.1 $337.8 $401.9 6.6% $575.0 9.5% 2006 ACT $6,378.0 5.5% $4,061.6 1,495.0 $5,556.6 $349.1 $472.3 7.4% $653.4 10.2% 2007 ACT $6,920.6 8.5% $4,246.7 1,698.6 $5,945.3 $370.3 $605.0 8.7% $737.9 10.7% CAGR 05PF-07 7.0% 4.2% 10.2% 5.8% 4.7% 22.7% 13.3% Revenues % Growth $1,415.3 21.8% $866.1 218.2 $1,084.3 $90.9 $240.1 17.0% $587.4 41.5% $1,672.6 18.2% $950.0 248.4 $1,198.4 $128.7 $345.5 20.7% $759.4 45.4% $1,755.9 5.0% $961.8 285.2 $1,247.0 $135.1 $373.8 21.3% $834.1 47.5% 5.4% 14.3% 7.2% 21.9% 24.8% 19.2% WW HERC Expenses: Direct Operating and Selling, General, and Administrative Depreciation of Revenue Earning Equipment Total Expenses Before Interest Interest Expense, Net Adjusted Pre-Tax Income % of Revenues Corporate EBITDA % of Revenues 11.4%

26 Cash flow Dynamics Twelve months ended Twelve months ended December 31, March 31, ($in Millions) 2006 2007 2007 2008 Corporate EBITDA $1,378.7 $1,541.5 $1,424.8 $1,536.3 HERC Maintenance CapEx, Net (236.5) (272.8) (246.3) (288.3) Non-Fleet CapEx, Net (175.3) (154.6) (158.5) (169.8) Changes in Working Capital 15.3 283.6 91.5 261.7 Changes in Other Assets & Liabilities (87.4) (127.5) (131.6) (192.7) Corporate Net Cash Interest (430.3) (399.6) (429.2) (390.8) Corporate Cash Taxes (33.6) (28.3) (33.6) (34.0) Levered After-Tax Cash Flow Before Fleet Growth* 430.9 842.3 517.1 722.4 HERC Fleet Growth CapEx (392.9) (281.8) (261.8) (235.9) RAC Net Fleet Equity Requirement 246.2 (7.9) 206.9 (289.5) Levered After-Tax Cash Flow After Fleet Growth* $284.2 $552.6 $462.2 $197.0 * Amounts include the effect of fluctuations on foreign currency.

27 Deleveraging Strategy Free cash flow expected to exceed $1B over the 2007-2010 period Cash Flow to be used for: - Corporate debt retirement - Re-investment in our company - Stock repurchase Limitations on Stock/Debt buy back - Effectively governed by ability to dividend money up to HGH to buy back stock and debt - Dividend capacity is approximately $550 million as of March 31, 2008

28 Consolidated Balance Sheet  ($ in millions) As of December 31, As of March 31, 2005ACT 2006ACT 2007 ACT 2007 ACT 2008ACT Assets Cash and equivalents and restricted cash $ 1,133.1 $ 1,227.0 $ 1,391.2 $ 668.7 $ 865.4 Other assets 2,325.1 2,138.6 2,127.6 1,907.9 2,001.5 PP&E, net 1,390.0 1,368.1 1,345.5 1,353.7 1,350.1 RAC fleet, net 7,399.5 7,366.4 7,610.4 8,036.6 8,406.5 HERC fleet, net 2,075.5 2,439.1 2,697.5 2,422.4 2,640.1 Goodwill and intangibles 4,257.7 4,138.2 4,083.5 4,137.5 4,099.3 Total assets $18,580.9 $18,677.4 $19,255.7 $18,526.8 $19,362.9 Liabilities, Minority Interest and Stockholders’ Equity Corporate debt $ 5,763.1 $ 5,277.3 $ 4,802.8 $ 5,006.6 $ 5,048.7 Fleet debt 6,751.9 6,998.9 7,157.3 6,750.3 6,586.4 Total debt 12,515.0 12,276.2 11,960.1 11,756.9 11,635.1 Other liabilities 3,790.8 3,851.8 4,361.2 4,268.2 4,847.5 Total liabilities 16,305.8 16,128.0 16,321.3 16,025.1 16,482.6 Minority interest 8.9 14.8 21.0 18.9 25.9 Total stockholders’ equity 2,266.2 2,534.6 2,913.4 2,482.8 2,854.4 Total liabilities, minority interest  and stockholders’ equity $18,580.9 $18,677.4 $19,255.7 $18,526.8 $19,362.9

29 Key Credit Statistics ($ in millions) As of December 31, As of March 31, 2005 ACT 2006 ACT 2007 ACT 2007 ACT 2008 ACT Net total debt/Total net capital 83.4% 81.3% 78.4% 81.7% 79.1% Total corporate debt/Total corporate capital1 71.8% 67.6% 62.2% 66.8% 63.9% Net total debt/Total stockholders’ equity 5.02x 4.36x 3.63x 4.47x 3.77x Total debt $12,515 $12,276 $11,960 $11,757 $11,635 Less: Cash and equivalents and restricted cash (1,133) (1,227) (1,391) (669) (865) Net total debt 11,382 11,049 10,569 11,088 10,770 Plus: Total stockholders’ equity 2,266 2,535 2,913 2,483 2,854 Total net capital $13,648 $13,584 $13,482 $13,571 $13,624 1 Total corporate capital: Corporate debt + Total stockholders’ equity

30 Leverage Liquidity As of March 31, 2008 $ 6,552 $ 4,217 $ 10,769 $ 3,550 $ 1,536 3.Ox 2.7 x Strong Capital Structure and Liquidity Position ($ in Millions) Net Fleet Debt Net Corporate Debt Total Net Debt LTM EBITDA LTM Corporate EBITDA Total Net Debt/LTM EBITDA Net Corp. Debt/LTM Corp. EBITDA As of March 31, 2008 Cash - Corporate Cash $ 729 Unfunded Corporate Liquidity $1,373 Total Corporate Liquidity $ 2,102 Fleet Financing Availability* $ 3477 Total Liquidity $ 5,579 Ample liquidity to fund growth and meet upcoming debt service * Subject to borrowing base availability.

31 Global Debt Maturity Schedules ($ in millions) Corporate Debt Maturity Schedule $1,887 $2,176 Fleet Debt Maturity Schedule $5,001 , $25 2013 2014 2016 2018 2028 (1) Current revolving debt matures on its respective facility expiration. (2) ABS debt maturities are based upon expected final payment date, disregarding amortization periods. (3) As of 3/31/08, $55 million remained outstanding on the $165 million ABS medium term notes maturing on 5/08. $134 $81 $84 $62 $1,092 2008 2009 2010 2011 2012 $0 $55 2008 2009 2010 2011 2012 2013

32 Excess Liquidity Capacity  ($ in millions) $6,000 $5,000 $4,000 $3,000 $2,000 $1,000 $0 Q1’06 Q2’06 Q3’06 Q4’06 Q1’07 Q2’07 Q3’07 Q4’07 Fleet Corporate Cash * Excess debt facility capacity (subject to borrowing base limitations) plus unrestricted cash. Q1’08

33 Consolidated Debt Covenant Compliance Maximum Allowed Calculated Ratio Consolidated Leverage Ratio Interest Coverage Ratio 7.00 6.00 5.00 4.00 3.00 2.00 1.00 0.00 6.25 6.25 5.75 6.25 5.75 5.25 3.53 3.29 3.13 3.11 2.86 3.03 Favorable 4.50 4.00 3.50 3.00 2.50 2.00 1.50 1.00 0.50 0.00 12/31/06 3/31/07 6/30/07 3.96 3.67 3.53 3.41 3.15 3.19 1.50 1.75 1.50 Favorable 2.00 1.75 1.50 12/31/06 3/31/07 6/30/07 9/30/07 12/31/07 3/31/08 9/30/07 12/31/07 3/31/08 Calculated Ratio Minimum Allowed

34 ABS Financing Current Status Upcoming Maturities - 2008 Maturities: $55 million; VFN capacity reduces from $1.5B-$1.25B - 2009 Maturities: $925 million; VFN capacity reduces from $1.25B-$1.OB - Excess U.S. Fleet Financing capacity as of Mar. 31, 2008: approximately $1.6 billion - Maturities are based on expected final payment dates of bonds Funding Outlook We continue to monitor the market for cost-effective financing opportunities, and believe the market remains open to us for incremental financing Current expectation is that margins over base rates will be approximately 1.0-1.5% higher than our current VFN facility, but base rates have dropped significantly so that we expect that the all-in rate would be comparable to our term ABS debt We have significant maturities through 2009, so we are proactively discussing various financing alternatives with our banking partners

35 Interest Rate Exposure  Debt Mix as of March 31, 2008 Fleet Corporate Total Fixed 69% 65% 67% Floating 31% 35% 33% Total 100% 100% 100% 1% change in interest rates as of March 31, 2008 = estimated $12.0M change in interest expense over a 12 month period Continue to monitor exposure to identify if any opportunities exist for further hedging

36 Estimated Annual Profitability Sensitivity  ($ in Millions) Effect on Income Before Income Taxes U.S. RAC Int’l RAC HERC +/- 1% Volume (Transactions) $10-$12 $7-$9 $4-$5 +/- 1% Pricing - (Incremental after covering commissions, rebates, bad debt & general inflation) $30-$35 $20-$22 $12-$14 +/- 1PP Fleet Efficiency $18-$20 $8-$10 $5-$7

37 Competitive Benchmarking: WW RAC vs. ABG and DTG–Q1-07/Q1-08  Income Statement Data Revenue Corporate EBITDA(3) Margin Adjusted Pre-Tax Income Margin (1) Excludes vacation accrual and swap loss. (2) Excludes $13 million of losses due to mark-to-market hedges in Q1 2008 and net separation credits of $6 million in Q1 2007. (3) Corporate EBITDA equals EBITDA less Car Rental fleet depreciation and fleet interest. (In $ millions) Hertz WW RAC(1) Q1 2007 Q1 2008 VAR % Avis Budget Group(2) Dollar Thrifty Group Q1 2007 Q1 2008 VAR % $1,529.7 $74.3 $1,626.2 6.3% $65.8 -11.4% 4.9% 4.0% -90bps $36.9 $39.3 6.5% 2.4% 2.4% - Q1 2007 Q1 2008 VAR % $1,365.0 $1,445.0 5.9% $62.0 $44.0 -29.0% 4.5% 3.0% -150bps $5.0 ($5.0) -200.0% 0.4% -0.3% -71 bps $398.0 $396.5 -0.4% $27.7 ($4.9) -117.9% 7.0% -1.2% -820bps $18.9 ($17.3) -191.8% 4.7% -4.4% -911bps

Competitive Benchmarking: Hertz Global Holdings vs. ABG & DTG – Q1-07/Q1-08

Hertz

(In $ millions)

Key Financial Metrics	Hertz Global Holdings(1)			Avis Budget Group(2)			Dollar Thrifty Group		
	Q1 2007	Q1 2008	VAR %	Q1 2007	Q1 2008	VAR %	Q1 2007	Q1 2008	VAR %
Revenue	$1,921.5	$2,039.2	6.1%	$1,365.0	$1,445.0	5.9%	$398.0	$396.5	-0.4%
Adjusted Pre-Tax Income	$16.1	$17.1	6.2%	$5.0	($5.0)	-200.0%	$18.9	($17.3)	-191.8%
Margin	0.8%	0.8%	–	0.4%	-0.3%	-71 bps	4.7%	-4.4%	-911bps
Corporate EBITDA(3)	$238.0	$235.0	-1.3%	$62.0	$44.0	-29.0%	$27.7	($4.9)	-117.9%
Adjusted Net Income(4)	$6.3	$6.5	3.2%	$3.3	($3.3)	-200.0%	$9.8	($16.2)	-266.1%
Adjusted EPS(5)	$0.02	$0.02	3.2%	$0.03	($0.03)	-200.0%	$0.46	($0.77)	-266.1%

(1) Adjusted Pre-Tax Income excludes non-cash effects of purchase accounting, amortization of deferred financing fees/debt discount and other non-cash charges (e.g., Mark-to-market on HVF / ABS Swap).

(2) Excludes $13.0 million of vehicle interest expense related to the mark-to-market of certain derivatives in Q1 2008 and net separation credits of $6.0 million in Q1 2007.

(3) Corporate EBITDA equals EBITDA less Car Rental fleet depreciation and fleet interest.

(4) Based on a 34% tax rate for Hertz and ABG, and for DTG for Q1 2007 and Q1 2008 a tax rate expense of approximately 48% and a tax rate credit of approximately 6.4%, respectively, from its press release.

(5) Based on 2008 shares.

Source: based on company reports.

38

39 Competitive Benchmarking: WW RAC vs. Avis Europe – 2008/2007  (In $ millions) Income Statement Data Revenue Hertz WW RAC(1) FY 2006 FY 2007 VAR % $6,378.0 $6,920.6 8.5% Avis Europe PLC (2,3,4) FY 2006 FY 2007 VAR % $1,850.1 $1,954.7 5.7% Corporate EBITDA(5) $650.9 $741.7 13.9% $167.6 $191.8 14.4% Margin 10.2% 10.7% 50bps 9.1% 9.8% 70bps Adjusted Pre-Tax Income $472.3 $609.1 29.0% $44.2 $55.4 25.3% Margin 7.4% 8.8% 140bps 2.4% 2.8% 40bps (1) Excludes vacation accrual and swap loss. (2) AVIS Europe results translated to USD at CEOB exchange rate (EUR/USD = 1.473). (3) AVIS numbers exclude the discontinued business in Greece which made a $3.5M profit in 2007. (4) AVIS adjusted profit numbers exclude exceptionals including: Portugal investigation & associated costs, restructuring costs, goodwill impairment and loss on disposal, insurance provisions. (5) Corporate EBITDA equals EBITDA less Car Rental fleet depreciation and fleet interest.

40 Competitive Benchmarking:  Hertz Global Holdings vs. Avis Europe - 2006/2007  (In $ millions) Key Financial Metrics Revenues Adjusted Pre-Tax Income Margin Corporate EBITDA(5) Adjusted Net Income $486.7 7.6% 160bps $1,378.7 $1,541.5 11.8% 2.8% 40 bps (1) Adjusted Pre-Tax Income excludes non-cash effects of purchase accounting, amortization of deferred financing fees/debt discount and other non-cash charges (e.g., Mark-to-market on HVF/ABS Swap). (2) AVIS Europe results translated to USD at CEO8 exchange rate (EUR/USD = 1.473). (3) AVIS numbers exclude the discontinued business in Greece which made a $3.5M profit in 2007. (4) AVIS adjusted profit numbers exclude exceptionals including: Portugal investigation & associated costs, restructuring costs, goodwill impairment and loss on disposal, insurance provisions. (5) Corporate EBITDA equals EBITDA less Car Rental fleet depreciation and fleet interest. (6) Based on 2007 shares. Source: based on company reports. Hertz Global HoIdings(1) 2006 2007 VAR % Avis Europe PLC (2,3,4) $8,058.4 $8,685.6 2006 2007 VAR % 7.8% $1,850.1 $1,954.7 5.7% 6.0% Adjusted EPS(6) $660.7 35.8% $44.2 $55.4 25.3% 2.4% $167.6 $191.8 14.4% $299.7 $409.8 36.7% $31.2 $38.6 23.6% $0.92 $1.26 $36.7% $0.03 $0.04 26.1%

41 Competitive Benchmarking: WW HERC vs. RSC and URI –Q1-07/Q1-08  (In $ millions) Corporate EBITDA(2) Margin Adjusted Pre-Tax Income Margin (1) For comparabililty purposes, exlcludes used equipment sales. (2) Net of gain on sale of used equipment. Hertz WW HERC Income Statement Data Revenue(1) RSC URI Q1 2007 Q1 2008 VAR % $389.9 $411.0 5.4% $173.9 $181.4 4.3% 44.6% 44.1% -50bps $65.6 $59.3 -9.6% 16.8% 14.4% -240bps Q1 2007 Q1 2008 VAR % $368.6 $390.7 6.0% $168.6 $173.7 3.1% 45.7% 44.5% -120bps $34.8 $36.6 5.2% Q1 2007 Q1 2008 VAR % $756.0 $706.0 -6.6% $189.0 $207.0 9.5% 25.0% 29.3% 430bps $50.0 $59.0 18.0% 6.6% 8.4% 174bps 9.4% 9.4% -

42 Competitive Benchmarking: Hertz Global Holdings vs. RSC & URI – Q1-07/Q1-08  (In $ millions) Key Financial Metrics Revenue(1) Adjusted Pre-Tax Income Margin Corporate EBITDA(2) Adjusted Net Income(3) Adjusted EPS(4) (1) Adjusted Pre-Tax Income excludes non-cash effects of purchase accounting, amortization of deferred financing fees/debt discount and other non-cash charges (e.g., Mark-to-market on HVF/ABS Swap). (2) For RSC and URI, net of gain on sale of used equipment. (3) Based on a 34% tax rate for Hertz. (4) Based on 2008 shares. Source: based on company reports. RSC URI Hertz Global Holdings(1) Q1 2007 Q1 2008 VAR % $1,921.5 $2,039.2 6.1% $16.1 $17.1 6.2% 0.8% 0.8% - $238.0 $235.0 -1.3% $6.3 $6.5 3.2% Q1 2007 Q1 2008 VAR % $368.6 $390.7 6.0% $34.8 $36.6 5.2% 9.4% 9.4% - $168.6 $173.7 3.1% $21.7 $22.3 2.8% $0.22 $0.22 - Q1 2007 Q1 2008 VAR % $756.0 $706.0 -6.6% $50.0 $59.0 18.0% 6.6% 8.4% 174bps 9.5% $189.0 $207.0 $30.0 $38.0 26.7% $0.31 $0.38 22.6% $0.02 $0.02 3.2%

43 U.S. Rent-A-Car Joe Nothwang

44 U.S. R-A-C Revenue Mix 2007 Total U.S Market = $20+ Bn Diversified Business... Hertz Revenue Mix U.S. Airport $10.8Bn 52% U.S. Off-Airport $10.0Bn 48% U.S. Off-Airport RAC $0.9Bn 23% U.S. Airport RAC (Leisure) $1.7Bn 44% 33% Source: Auto Rental News LTM 3/31/08 Revenue = $3.9Bn U.S. Airport RAC (Business) $1.3Bn

45 Key Operating Metrics 2004 2005 2006 2007 U.S. RAC Revenue (in millions) $ 3,792.1 $ 4,197.7 $ 4,373.9 $ 4,566.2 % Growth 9.7% 10.7% 4.2% 4.4% Transactions (in thousands) 20,227 21,081 20,940 21,547 % Growth 10.7% 4.2% -0.7% 2.9% Transaction Days (in thousands) 81,262 86,116 85,716 88,988 % Growth 12.5% 6.0% -0.5% 3.8% Rental Rate Revenue per Transaction Day $ 41.85 $ 42.43 $ 43.97 $ 43.77 % Growth -2.9% 1.4% 3.6% -0.4% Rental Rate Revenue per Transaction $ 168.14 $ 173.31 $ 179.97 $ 180.77 % Growth -1.3% 3.1% 3.8% 0.4% Average Number of Company-operated Cars during the Period 284,000 299,900 294,900 313,300 % Growth 0.1% 5.6% -1.7% 6.2% Average Rental Rate Revenue per Car per Month $ 997.94 $1,015.22 $1,064.92 $1,036.00 % Growth 0.3% 1.7% 4.9% -2.7%

46 Key Operating Metrics  Q1 2007 Q1 2008 U.S. RAC Revenue (in millions) $ 1,081.3 $ 1,079.8 % Growth 4.4% -0.1% Transactions (in thousands) 5,073 4,900 % Growth 3.2% -3.4% Transaction Days (in thousands) 20,846 21,264 % Growth 3.2% 2.0% Rental Rate Revenue per Transaction Day $ 44.39 $ 43.10 % Growth 0.1% -2.8% Rental Rate Revenue per Transaction $ 182.42 $ 187.02 % Growth -0.1% 2.5% Average Number of Company-operated Cars during the Period 302,500 304,400 % Growth 4.9% 0.6% Average Rental Rate Revenue per Car per Month $1,019.77 $ 1,003.51 % Growth 1.7% -1.6%

47 U.S. RAC NPS Scores Net Promoter Score 55.0 50.0 45.0 40.0 Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr ‘07 ‘07 ‘07 ‘07 ‘07 ‘07 ‘07 ‘07 ‘07 ‘08 ‘08 ‘08 ‘08 Consumer friendly products and services Website enhancements Varied Collections U.S. RAC Operating Strategy Revenue Growth Process Improvement Customer Satisfaction Off-Airport On-line Leisure Monthly rentals Car Collections One-way rentals Licensee acquisitions Ancillary revenue Car sharing Lean Six Sigma/Hertz Improvement Process 60.0 Hoshin/Business Operating System (BOS) Processing Re-engineering Fleet management - Vehicle rental - Organizational design - De-layer - Speed decision making - Focus on off-airport Highly differentiated, consumer friendly, premium value

48 U.S. RAC Operating Metrics  Fleet Efficiency Average Fleet Age 11.1 11.2 10.8 9.9 % of Risk Vehicles 2005* 2006* 2007* Q1:08* * Vehicle count at period end Residual Values 78.3%*   69.4% 75.8% 75.1% 75.0% 2006 2007 Q1:08 Q1 ’07 Q2 ’07 Q3 ’07 Q4 ’07 Q1 ’08 76.6% 77.5% 79.6% 77.4% 76.8% 73% 73% 80% 70% 60% 50% 40% 30% 20% 31% 53% 14% 13% 12% 11% 10% 9% 8% 80% 70% 2005 2006 2007 2008 LTM 12/31 LTM 12/31 LTM 12/31 LTM 3/31 60% 50% 40% 2003 2004 2005.2006 2007 Q1:08 * Increase due to humcane impact

49 U.S. RAC Airport Segmentation  Airport Industry Revenue Mix  Business Leisure 2007 Estimate Source: Auto Rental News and Hertz Management estimates Distinct Customer Segments Hertz Airport Revenue Mix Business Leisure 42% 58% 44% 56% 2007 Actual

50 Hertz Revenue Mix 2007 Actual * Includes insurance, dealership, body shop and other replacement U.S. RAC Off-Airport Market Composition Distinct Customer Segments Industry Revenue Mix Replacement* Leisure Business Leisure  Business Replacement* 34% 62% 20% 46% 23% 15% 2007 Estimate Source: Auto Rental News and Hertz Management estimates

51 Off-Airport Location and Revenue Growth Favorable Cost Structure Operating expense is approx. 30% lower Lower commission/concession fees Longer rental length Greater fleet efficiency Less expensive, smaller cars Depreciation expense 15% less than airport Smaller facilities Limited hours of operation Longer Length, Lower Costs Offset Lower RPD Mature locations typically have: - Comparable Adj Pre-Tax Margins - Higher Return on Total Capital Hertz. Close To You. Number of Hertz Off-Airport Locations  Off-Airport YoY Revenue Growth with RPD and Length Trend  Length 2.0% 2.5% 3.2% RPD 1.1% 1.9% -2.2% Gross Revenue ($ in millions) $845.8 $890.1 $962.0 2005 2006 2007 12/06 12/07 3/31/08 1,378 1,580 1,627

52 Off-Airport Marketing Strategy Hertz’s Specialized Product Offering Convenient pick up service Neighborhood locations/Nationwide footprint On-site in dealerships and body shops Appeal to Gold members and customers who only rent Hertz when away from home Sales Process Seamless integration with insurance companies/body shops — Split billing to insurance companies and dealerships Grass roots marketing through body shops and agents Insurance company rental management Win contracts nationally - earn business locally Preferred supplier at 179 of the 200+ largest insurance companies Improving penetration in existing accounts Renewed focus on mid tier accounts approx. $10.0 million rental spend

53 U.S. RAC: Strategic Partnerships and Accounts  Airlines: AirTran, Continental, JetBlue, Spirit, United, US Airways Associations: AAA, ABA Hotels: Marriott, InterContinental Hotels Credit Cards: Amex Travel Agency Partners: AAA, American Express, BCD, Vacation.com Online Partnerships: Expedia, Hotwire, Orbitz, Priceline, Travelocity Corporate Accounts: IBM, Cisco, GE, Hewlett-Packard, Intel, Oracle Insurance Accounts: AIG, American Family, Farmers, Progressive, State Farm

54 Opportunities  Process improvement and cost efficiencies Global supply chain management - Improved fleet acquisition, planning and disposal Geographic expansion: China, India and Latin America Account penetration — Insurance replacement — Small business — Travel industry partnerships

55 International Rent-A-Car Michel Taride

56 Global Network Composition Strong corporate network — represents over 80% of all cars operated under Hertz brand About 1/3rd of Hertz’s worldwide car rental revenues comes from outside the U.S. Europe Americas Asia Pacific Belgium Brazil Australia Czech Republic Canada New Zealand France Puerto Rico Germany United States Italy U.S. Virgin Islands Luxembourg Netherlands Slovakia Spain Switzerland United Kingdom Worldwide franchisee network operates in over 120 countries and generates approximately $1.3B in revenue per annum

57 Key Operating Metrics  2004 2005 2006 2007 International RAC Revenue (in millions)1 $ 1,836.3 $ 1,954.3 $ 2,079.0 $ 2,252.1 % Growth 9.6% 6.4% 6.4% 8.3% Transactions (in thousands) 6,603 6,839 7,064 7,430 %Growth 10.8% 3.6% 3.3% 5.2% Transaction Days (in thousands) 33,984 35,986 37,535 40,365 %Growth 13.1% 5.9% 4.3% 7.5% Rental Rate Revenue per Transaction Day1 $ 46.50* $ 45.40* $ 45.86 $ 46.25 % Growth -2.7% -2.4% 1.0% 0.9% Rental Rate Revenue perTransaction1 $ 239..32* $ 238.89* $ 243.65 $ 251.25 % Growth -0.7% -0.2% 2.0% 3.1% Average Number of Company-operated Cars during the Period 125,700 133,800 137,700 147,800 %Growth 0.1% 6.4% 2.9% 7.3% Average Rental Rate Revenue per Car per Month1 $1,046.24* $ 1,017.54* $1,041.63 $1,052.56 % Growth -2.2% -2.7% 2.4% 1.0% 1 Based on December 31, 2006 foreign exchange rates. * Calculated using the actual year-over-year growth rates and adjusting to eliminate the impact of foreign exchange rates.

58 Key Operating Metrics  Q12007 Q12008 International RAC Revenue (in millions)2 $ 496.1 $ 535.5 %Growth 7.6% 7.9% Transactions (in thousands) 1,592 1,665 %Growth 6.3% 4.6% Transaction Days (in thousands) 8,066 8,975 %Growth 6.3% 11.3% Rental Rate Revenue per Transaction Day2 $ 50.74 $ 49.31 % Growth 0.4% -2.8% Rental Rate Revenue per Transaction2 $ 257.06 $ 265.81 % Growth 0.4% 3.4% Average Number of Company-operated Cars during the Period 120,900 133,000 % Growth 5.7% 0.6% Average Rental Rate Revenue per Car per Month2 $1,128.32 $1,109.21 % Growth 0.9% -1.7% 2 Based on December 31, 2007 foreign exchange rates.

59 Europe RAC Revenue Composition  Airport/Off-Airport Mix Total Industry Hertz (Corporate & Licensee Operations) EMEA Total Revenue: $16.Bn Airport Off-Airport $7.2Bn $9.3Bn Airport Off-Airport $1.25Bn $1.25Bn Leisure $800M 32% 450M 18% Leisure $250M 10% Business $500M 20% Vans $350M 14% Replacement $150M, 6% EMEA Total Revenue: $16. Bn Hertz EMEA Total Revenue: $2.5Bn Source: Industry data, Hertz management estimates

60 Leading Market Positions 2007 European Airport Market Share Hertz 25% Avis 22% Other 6% Sixt 11% National 10% Europcar 23% Budget 3% Company 2007 European On-Airport Market Share France Germany U.K. Italy Spain Other Total Hertz 34% 15% 27% 27% 20% 25% 25% Avis 23% 16% 24% 27% 21% 22% 22% Budget 2% 4% 4% 1% 0% 5% 3% Europcar 25% 27% 19% 20% 22% 23% 23% National 9% 5% 22% 11% 6% 14% 10% Sixt 7% 34% 1% 8% 0% 10% 11% Other 1% NM 4% 4% 31% NM 6% Total (%) 100% 100% 100% 100% 100% 100% 100% Total ($mm) $832 $791 $545 $614 $589 $257 $3,628 Source: Company estimates

61 Current European Business Environment Good revenue growth (2007: +8.6%; Q108: +7.5%) RPD lowering (2007:+1.4%; Q108:-3.0%) more than offset by strong length increase (2007:+2.4%; Q108:+7.9%) Low cost airlines and on-line business growing double digit Eastern Europe, Middle East, Latin America and Asia representing excellent growth opportunities Urban mobility, environmental issues and car sharing gaining momentum

European Operating Strategy

Revenue Growth

- On-line Leisure Brand
- Replacement & Leasing
- Vans & Trucks
- Network Expansion
- Car Collections
- Urban Focus – Car Sharing, Hourly Rentals, Scooters
- Ancillary Revenues – NeverLost, DVD Players, Insurance, non RAC, Web Offering
- Partnerships, Associations and Travel Agents

Efficiency

- Lean Sigma/HIP
- Processing Re-engineering
  - Vehicle rental – return
  - Fleet
- Procurement/Supply Chain
- Fleet Remarketing Capacity
- Working Capital Improvements
- Organization Restructuring
  - Regions vs. countries
  - COE / Shared Services
  - Outsourcing

Customer Satisfaction

- NPS Graph



Europe RAC NPS Scores
50.0
40.0
30.0
20.0
Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr

- Transform/Differentiate Customer Experience
- Driving Excellence Program

Employee Satisfaction

- Performance Management
- Training & Development
- Intense Communication

63 Europe: Recent Achievements (Last 12 Months) New organization structure, less costly, more effective — 2 regions — European/Global COEs — Shared services — BPO Acquisitions: Czech Republic and Slovakia, selected France and U.K. licensed locations Account gains: $61M* full year 07, $29M actual YTD April 08 (+33% vs. LY) Product launches: Simply Wheelz, hourly rentals, heavy trucks, scooters, electric cars, vintage cars, ... 11 industry awards received including: — Top 10 Superbrands U.K. — Training and Development Innovation (France) — CRF Top Employer 2007 and Superbrands 2007 (Germany) — Excellence Through People Gold Standard and Environment Business Award (HESC) — Best Business Car Rental Company U.K. and Ireland Network Expansion (100 new locations, new territories: Algeria, Libya) Most improved revenue growth and profitability versus key competitors *Accounts over $200k.

64 Europe: Strategic Partnerships and Accounts Airlines: Air France, Aer Lingus, BMI and BMIBaby.com, Ryanair, Jet 2.com Associations: ARC (equivalent of AAA) -38 million members in 29 countries Hotels and Resorts: Disneyland Paris, Relais & Chateaux, Marriott Credit Cards: Amex and Mastercard Vehicle Manufacturers: Ford, Toyota, Peugeot, Iveco, Mercedes Car Leasing: GE Fleet Services, ALD, LeasePlan, Arval, ING... Accounts: Expedia, Philips, IBM, GE, Alcatel-Alstom, BP... Loyalty Programs: Nectar (UK), Supercard (Switzerland), Deutschland Card (Germany), Solred (Spain), Agip (Italy)

65 Europe Opportunities Improved pricing Further acquisition of franchise and non Hertz businesses Continued product innovation  Realize further benefits from restructuring and BPR Supply chain management (Fleet and non-Fleet) Improve market position in select countries, segments and accounts Rent a Fun Collection car Rent a Green Collection car Learn more  Learn more

66 Sales Bob Stuart

67 Globalization — Travel International travel is thriving — 900 million international travelers +6% in 2007 • China: 50 million inbound visitors in 2006 +60% v. 2000 — 1.6 billion international travelers projected by 2020 U.S. inbound — U.S. airlines adding international capacity — Inbound travel to U.S. increased 11% in 2007 — U.S. currency depreciation fueling traffic Developing source countries — China: Projected 100 million outbound travelers by 2020 Economic & regulatory hurdles — Visa requirements, economic volatility International Tourist Arrivals (in millions) — Offset by “Open Skies” agreement — Four consecutive years of growth in international travel Sources: World Trade Organization, World Tourism Organization, US Department of Transportation, Canadian Tourism Commission, Merrill Lynch 1000 900 800 700 600 500 CAGR: +4.4% (’95 - ’07) CAGR: +6.48% (’03 - ’07) 95 96 97 98 99 00 01 02 03 04 05 06 07

68 Worldwide Travel Partners 34% Travel Agency Partners Airlines Online Tour Partners Partners 5% Hotels Travel Partners: Partner Mix (of Revenue) 52% Excess of $2 billion in revenues in 2007 AIR FRANCE Leisure sector driven by travel agency and airline partners KSREAN AIR Off airport sector generates RYANAJR higher than average mix from online and tour partners U N I IT E D Leisure: Partner Mix Travel Agency Partners 34% Hotels air Tran Off Airport: Partner Mix 14% 10% 30% Expedia 5% Travel Airlines Online Tour Hotels Agency Partners Partners Partners 16% 15% 5% Airlines Online Tour Partners Partners AMERICAN EXPRESS Marriott 37% 26% 11% 7% 4%

69 New Partnerships and Programs Commercial Travel Industry Sales & Marketing Membership Sales (renewed) Insurance Replacement

70 Booking Channels: U.S. Airport & Off-Airport Hertz.com Fastest growing: +430 bps vs. 2005 Largest channel for leisure sector at more than 30% of revenue Lowest cost channel 30% Channel Mix of Revenue 2007 Hertz.com: % of Revenue 32% 23% 20% 15% 10% 2% GDS Hertz.com Phone Local Third Other Counter Party Online 2007 +540 bps 26% 2005 +430 bps 23% 2005 18% 2007 Leisure Segment All Segments

71 Global Sales Organization — Rent-A-Car Sales Force Structure Competitive Advantages More than 700 sales people provide broad reach globally across all segments — Corporate Relationships — Small Business Accounts —Membership Sales — Travel Industry Sales —Government — Insurance Replacement —Off Airport Recognized worldwide brand Large global sales force Coordination of global sales efforts Embedded in sales and operations Broadest global car rental network Focus on profitable growth and strategic alignment Center of Excellence svp, Global Sales Asia & Australia Sales Team - 8% Europe Sales Team - 38% America’s Sales Team - 54%

72 Worldwide HERC Gerry Plescia

73 HERC Worldwide Operations 2007 Revenues Locations 248 34 94 376 United States Canada Europe 73% 15% 12% Total

74 Key Operating Metrics — Worldwide HERC ($ in millions) Total Revenue (including FX) % Growth 2004 $1,162.0 12.0% 346 $1,027.8 12.3% 3.7% 5.0% 2005 $1,414.9 21.8% 345 $1,256.1 22.2% 14.3% 4.7% 2006 $1,672. 1 18.2% 362 $1,478.5 17.7% 14.5% 3.3% 2007 $1,755.3 5.0% 376 $1,565.1 5.9% 3.3% 0.3% Avg. Acquisition Cost of Rental Equipment Operated During the Period (B) Avg. Fleet Age (months) $2,305.7 35.4 $2,588.0 28.7 $3,018.3 26.4 $3,305.3 29.1 * 2004 U.S. only # Branches Rental and Rental Related Revenue (including FX) (A) % Growth Volume Pricing* Same Store Revenue Growth Fleet Efficiency (A/B) 11.1% 20.5% 17.1% 2.6% 44.6% 48.5% 49.0% 47.4%

75 Key Operating Metrics — Worldwide HERC ($ in millions) Three Months Ended March 31, 2007 2008 Total Revenue (including FX) $ 389.8 $ 410.8 % Growth 7.4% 5.4% # Branches 363 383 Rental and Rental Related Revenue (including FX) (A) $ 348.1 $ 369.0 % Growth 9.2% 6.0% Volume 5.8% 2.6% Pricing 1.7% -1.0% Same Store Revenue Growth 5.4% 0.1% Fleet Efficiency ((Ax4)/B) 45.0% 42.4% Avg. Acquisition Cost of Rental Equipment Operated During the Period (B) $3,092.1 $3,480.4 Avg. Fleet Age (months) 27.8 30.8

76 HERC: Macro-Environment 2007 2008 FW Dodge Leading Indicator Non-residential +7.0% (2.5%) U.S. Commerce Dept. Lagging Indicator Non-residential construction spend (in Q1) +12.2% +13.0%

77 Business Outlook  Earthmoving rental demand continues to soften Major competitors’ reported pricing down slightly (-1%) Aerial demand and fleet utilization remain solid Industrial plant activity, oil/gas exploration and power generation demand remains strong

78 HERC Recent Achievements  Provided generators to power the 2008 Kentucky Derby Provided generators to Yankee Stadium and Ground Zero for Pope Benedict XVI’s visit to New York in April 2008 Introduced HERC’s new website Gained penetration into ExxonMobil’s Port Arthur Refinery, $300K pump revenue potential Worldwide, 2008 10 net openings, 2007 14 net openings (including acquisitions) Product initiatives openings beginning January 2007: - Service Pump & Compressor 2 - General Rental 25 - Power Generation 16 - Trench Shoring 2 - Industrial (on site & “T”) 13 - Aerial 2 China’s grand opening tentatively scheduled for July 2008 Closed on 3 acquisitions: - SECO Construction Equipment, Inc - Kennewick, Washington - May 2008 - All Reach Equipment LLC - Connecticut - March 2008 - Quilovat - Power Generation Company - Based near Barcelona, Spain - March 2008

79 Customer Segmentation Top 20 U.S. Customers and Total Segmentation Continue to Change 2006 2007 Industrial 8 Industrial 10 Construction 6 Construction 5 Fragmented 6 Fragmented 5 Industrial segmentation highest in company history Industrial accounts now make up 50% of the Top 20 U.S. Customers Expanded our industrial services in France and Spain Within the last 15 months, we signed 20 significant new industrial accounts with a potential revenue of $26.5M

80 U.S. Equipment Rental fleet Strategy HERC has one of youngest fleet amongst top competitors Reduce earthmoving equipment and increase aerial, industrial and specialty equipment Significant reduction in total fleet purchases Redeploying fleet assets to greenfields Residual Values Trend Fleet Diversity Mar. 31, 2008 $2,529. 1M* Material Handing 18% Aerial Cranes 28% Trucks 13% Earth Moving/Compaction 28% (pure residual to cost) 61.3 62.5 58.5 56.5 63.6 66.7 64.3 57.8 61.1 Q106 Q206 Q306 Q406 Q107 Q207 Q307 Q407 Q108 General 3% Electrical 4% Pumps 3% Alr Compressors 3% * First Cost Basis Average Fleet Age (months) 24.4 39.2 41.1 35.2 27.0 25.0 29.3 30.7 2001 2002 2003 2004 2005 2006 2007 Q108

81 HERC Operating Strategy Revenue Growth Business Efficiencies Continue shift of customer/fleet mix away from construction/earthmoving Continue product roll-out into U.S. and international markets Expand U.S. geographical footprint through greenfield openings and small acquisitions Increase international presence and revenue base Increase fleet utilization and expedite the rental transaction process Lean Six Sigma/Hertz Improvement Process Hoshin/Business Operating System (BOS) Process Re-engineering - Fleet management - Unit equipment sales - Maintenance/repair efficiency

82 Key Business Opportunities Strong global demand in select markets - N.A. oil/gas exploration and refinery activity - Worldwide power generation - Infrastructure projects in developing countries Targeting smaller acquisitions, greenfields and joint ventures to increase global presence in Asia, Latin America and other countries HIP Fleet utilization best practices Shifting fleet mix - Reduce earth moving - Increasing aerial, industrial and specialty equipment

83 Global Supply Chain John Thomas

84 Global Supply Chain Operations Building a world-class Supply Chain to drive asset efficiency and improved service Global Supply Chain COE’s drive centralization and standardization Integrated processes to more effectively manage assets end-to-end More rigorous analytical tools guide improved decision making processes Significant cost savings, working capital improvement, and improved service Global Facilities Document Customer Care & Construction Management & Reservations Demand Global Management Procurement Global Supply Chain Operations Fleet Management Global Real Estate & Concessions Planning & Distribution & Acquisition Logistics Fleet Disposal Overall Spend including Fleet $15B

85 Global Supply Chain: Procurement - Current State Huge Transformation Underway on $1.7B Spend Global Procurement COE developed Elimination of silos & redundancy Strategic commodity plans in place Outsource partnership established with ICG Commerce Extension of our Supply Chain Procurement team Accelerates process of upgrading organizational effectiveness Access to improved tools and technologies P-Card Implementation Elimination of over 500,000 manual invoices Improved spend visibility and control Simplicity and savings Expect to Achieve $100M + annual run-rate savings within 5 years

86 Global Supply Chain Fleet Management Fleet Portfolio Management enables improved decisions across the life cycle of a vehicle Define Fleet Portfolio that maximizes contribution margin Fleet Complexity Reduction Pro-actively negotiate fleet programs to maximize per-unit contribution $ Negotiate favorable Terms & Conditions to reduce overall holding cost and better manage cash flow Strategic deployment of vehicles in regions Continual evaluation of operational fleet Forecast Residual Value as key optimization input Develop and strengthen multiple Sales channels according to: - Channel - Geography - Age/Mileage characteristics Support Decisions Fleet Building Blocks across the Value Chain and Organization Geography-Driven Disposal Model Define Optimal Fleet Mix Fleet Acquisition & Planning Fleet Operations Fleet Distribution Fleet Disposal & Cash Collection Move vehicles between Hertz locations in the most optimal manner Life cycle Holding Cost Model Forward looking Contribution Margin Model OEM Package Evaluator Rigorous fleet decision tools and analytics — CMS Market-Driven Depreciation Model

87 Risk Vehicle Life Cycle Holding Cost Approach Drives Fleet Portfolio Optimization 1. Net 2. Financing Acquisition Cost Cost 3. Maintenance & Damage Cost 5. Holding Period 4. Sale Price 1. (Gross Cap Cost — Incentives) — 2. + Financing Cost Monthly Holding Cost = { 3. + Maintenance & Damage Cost 4. - Sale Price }/ 5. Holding Period Life cycle holding cost model provides basis for ‘09 model year negotiations Cost Life Cycle Holding Cost

88 WW RAC Fleet Diversity Improvement  Fleet purchases LTM 3/31/04 Fleet purchases LTM 3/31/08 Mercedes 2% Nissan 2%\  Fiat 3%  Mitsubishi 3% Renault 4% Peugeot 4% Mazda 4% Total Purchases % Program % Risk Honda 3% Chrysler 3% Volkswagen 3% Peugeot 3% Fiat 4% Kia 4% Hyundai 4% 3/31/04 LTM 502,023 77% 23% 3/31/08 LTM 445,387 50% 50% Mercedes 2% Ford 44% Other 8% Toyota 7% GM 19% Other 5% Ford 26% Mazda 6% Toyota 12% GM22%

89 Global Supply Chain Fleet Management Reducing fleet complexity has significant impact on Hertz Does it need to be so complicated? 2 Wheel drive 5 seats Current Fleet 4 Wheel drive 7 seats Future Fleet 2 Wheel drive 7 seats #of Dimension Options Model 321 Trim 542 Car Classes 92 Dimension Model #of Options 107 107 Trim Car Classes 43 4 Wheel drive 5 seats Hertz Employee Feedback: “We can never communicate all that to a customer making a reservation, and they get cranky if we try to.” “I cannot upsell effectively, because I do not see in the system what is really available.” “Complexity does not add any value from a revenue perspective.” Impact of Complexity Reduction • Better alignment of demand with supply (e.g. improved Forecasting capability) • Optimize vehicle mix within a car class (towards lower average Holding Cost)

90 Global Supply Chain Fleet Management Objective: Reduce cost of sale by $225 per car Auction Other Auction Dealer Direct + Web-based Sales Developing new car sales channels expected to save $16M by 2009 Hertz 2007 Sales Channels Hertz 2009 Expanded Sales Channels 99% 1% 70% 30%

91 Hertz Transformation Lois Boyd

92 Hertz Improvement Process HIP is a customer-focused culture changing process incorporating both Lean and Six Sigma methodologies to “drive change from within.” 2007 Lean Foundation $55M pre-tax identified – $19M delivered 9,000 people trained Implemented in 248 locations worldwide Revenue base covered - NA RAC 64% - HERC 31% - Europe 33% HIP website developed Over 120K hits Global employee suggestions - Over 1,400 received 2008 Strategic Alignment Global COE development Hoshin planning rolled out – Linking corporate strategy to each employee Global best practices Strategy and planning Goal, objectives, stretch targets Management ownership 2009 Cultural Changes Deployed globally Conversion to continuous improvement-based culture Lean Sensei/Master Black Belts lead the organization Lean/Green Belts/Yellow Belts in training Lean becomes a way of daily life The lowest cost, highest quality, and most customer focused rental company in the global rental markets we serve!

93 HIP Management Examples: Claims Management Labor Planning Tool Keys 50% reduction in process steps Standardized forms and work Reduction in locations Global view Potential for $10M+ annual savings Reduce overtime 15 pilot locations saved $164K in the first 2 months Rolling out globally in both HERC & RAC Savings through April = $400K Standardized process Visual trigger to confirm all keys are with car Average cost per lost key = $100 Potential for $1M annualized savings

94 HIP — Let the People Do It! Heathrow HIP hits a Orlando HIP, the vans Win, Win, Win! are out! Van Drive Employee Satisiaction - Senior Bus Drivers Van - 32 years with Hertz - They have input - They make it happen Customer Satisfaction Car Clean Drive Car Drive Car – Quick turnaround for our customers - NPS detractors related to busing improved by 85% Let’s walk and eliminate the vans! Cash Management  - Employee satisfaction – Reduced costs by $85K annually – Cash and time are efficiency savings Car Rental

95 Business Process Outsourcing (BPO) Developing partnerships with process experts to help Hertz quickly move to the next level while making our cost structure more variable Transitioning during 2008 -IT - Property - Procurement - HR sub-domain - Document Management and 2009 Partners with Partners with Partners with Under review Under review IBM CBRE ICGC CBRE CB RICHARD ELLIS ICG COMMERCE Total Procurement Maximized Savings Benchmarking Future Opportunities

Hertz

Centers of Expertise

- **Global Centers of Expertise formed**
- **Consolidate knowledge of a field within a centralized group (frequently global)**
- **Develop service level agreement for internal business partners**

COE Leadership	U.S. RAC Joe Nothwang	Worldwide HERC Gerry Plescia	Europe RAC Michel Taride
Supply Chain/Fleet J. Thomas	G. Udall	D. Malanka	C. DeValroger
Finance E. Douglas	J. Groglio	D. D'Angelo	K. Scott
HR L. Baker	L. Franzese	L. Franzese	R. Mac Giolla Phadraig
IT J. Eckroth	D. Trimm	J. Carlsen	P. Bermingham
Sales R. Stuart	J. Johnson, P. Wright, M. Weinstein	A. Gonnella	F. Quinquenel
Communications R. Broome	A. Jackson	A. Jackson	Z. White
Legal J. Zimmerman	R. McEvily	R. McEvily	N. Moodliar
Marketing F. Camacho	L. Diliberto	A. Gonnella	L. Lindberg

- **Benchmark against "Best in Class" operations to continuously lower cost and improve level of service**
- **Matrixed and integrated with the businesses the COE services**

96

97 Business Re-engineering Projects BPR Activities • Customer Care over-delivers on their target via BPR projects • CBRE (Property partner) • ICGC (Procurement partner) • IBM (IT partner) • HR COE in place • Marketing driving revenue, generating ideas - e.g., pre-pay • Global Portfolio Management and Dealer-direct Car Sales underway • HCM Billable Tows and Document Standardization projects underway • Finance BPR: reduce procedures, non-value controls & standardize reporting • Finance optimizing tolls & ticket cash receipts • Damage Recovery & Global Base Rate Upselling projects underway Providing shareholder value • Damage Recovery and Fleet Disposal Optimization underway Fleet Management Re-engineering our key business processes Reducing/optimizing work Improving customer interface/services • Re-registration process launch this summer

98 Innovation Joe Eckroth

99 Innovation...  Back Office • Global Financials • Global Human Resources • Strategic Sourcing • Enterprise Data Warehouse • Fleet Management •CMS Front Office • Hertz.com • Point of Sale • Next Generation NeverLost • Self Service • Mobile Service • RFID/GPS  Employee Satisfaction Employee Productivity Improved Analytics Customer Service Cost Reduction Competitive Advantage

100 Single site worldwide 16 languages and growing Consistent reservation process Consistent eMember process Local content 42 domains including franchisees Reservations Check-in Readable Barcode Mobile Access Live Chat NEED HELP? WELL CALL YOU NOW 14% call reduction 1,000 res/month>$500K in revenue Talk by Phone Click to Call 60% conversion Call me Right Now

101 Web Sites  Customer Service Enhancements Click to talk... 100-150 talk sessions daily - 60% conversion ratio at >$400 per rental Click to chat... 400 chat sessions daily “I’m very happy with the customer service I had with Bart W. by chat and I will no longer be using Enterprise, I will reserve with Hertz from now on. I just wanted to tell you how happy I am with the customer service.” Over 300 major enhancements in the last 6 months - #1 “globalized website” in the rental car category (john Yunkers research report card) Reservations Web accounts for 33% of revenue - Look-to-book ratio >26% Web reservation growth YTD at 10% Consecutively increasing record reservation days in ‘08

102 Hertzequipment.com  Electncal Tools & Equipment Compaction & Paving Equipment Lawn & Garden Equipment Melt Z’Equipment Rental Loan I v Account RENTALS SALES ACCOUNT SERVICES EQUIPMENT PROGRAMS LOCATIONS HELP I View Ceit I Noon. United States I OUR COMPANY ACCOUNT LOGIN He me login in Please note all, feilds are case sensitive User ID Password  0 Sac User C or V,s riactre I Iproci air Ossiword I rave In TELL US HOW WE’RE DOING Take our satisfaction survey Click Here EQUIPMENT CATALOG Aerial Equipmem Locations Accounts Rentals Equipment Sales Homeowners HOT DEALS PlatesRammere. Reversible Plate Compactor. 700-799 lb. $5,700 Click here for more details Buggies, Concrete Buggy. Riding, 16 Cu Ft. $4,400 Click here for more details SPECIAL EVENTS Longview TX OPEN HOUSE’ 05/22/2008 (Thu) 11:00 AM - 2:00 PM Indianpolis IN OPEN HOUSE’ 06/05/2008 (Thu) 11:00 AM - 2:00 PM Gonzales LA OPEN HOUSE’ 06/19/2008 (Thu) 11:00 AM - 1:00 PM Air Equipment concrete & Masonry Equipment aoIx VIEW AU. C Earthnmoving Equipment General Equipment Pumping Equipment Safety Equipment Trucks a Trailers C.t’:alei L OPE’I 4QUSE 00-’9’2CC0 (Thu II 00  Material Handling Equipment AM - I 00  Pumping Equipment a9mix Best in Class Website for Equipment Rental

103 Kiosk Reduced queuing time, self-paced transaction, and personal control Live Today Simply Wheelz US - 80% conversion rate - <5 minute transaction time Simply Wheelz - Spain Hertz Classic - Florida Coming this Summer Hertz “Classic” Top 25 US airports Outdoor unattended return Coming by 2009 Top 60 US Airports Hertz “Classic” Europe airport RyanAir Europe Welcome to Hertz Self-Service Touch an option before to get started. Please review your reservation details. Rental Return

104 Innovation Initiatives Electronic capture of damage evidence with portable equipment Record customer acknowledgment at point of identification RFID Lot management control Automation of exit process - Verify car and driver - Rental or non revenue Unmanned car return Portable Rental Enable off-airport rental process when “we get you” Fully integrated to mainstream rental process - Maintain controls - Eliminates redundant work Remote credit card authorization - Reduces bad debt Counter Guide Interactive selling tool for cars choice and service options Touch screen controlled by customer or the Hertz CSR Damage Recovery Auto feed to claims management for faster recovery

Innovation Initiatives

NeverLost - Navigation

- On-line trip planning
  - Web-based trip planning
  - Plug and go



Hertz NEVERLOST
Select Destination
Address / Intersection
Yellow Pages
Previous Destinations
Hertz Returns
My Destinations
Press ENTER or ARROW keys
MAGELLAN
PWR
INFO
OTP
CANCEL
ENTER
VIEW
OPTION
LOCATE

- 5th Generation unit under development
  - Embedded 3G and WiFi communications
  - Departure time/gate information & weather
  - Traffic-assisted route guidance



+20% per year
84,000 units
2005
2006
2007
2008

HERC Workflow / GPS

- Large equipment tagged and tracked
- Efficient pick-up and drop-off routing
- Site / equipment location via GPS increases utilization

106 Getting You There Faster... 4 Jal fla — Gate & Time 4 I Hertz® Customer Focused Innovation $ Reservation... Totally Online • Fast  • Easy • Anywhere Self-service Check-in... Kiosk • Fast • Self-paced • Intutive In Car Updates... NeverLost 2-Way Info: • Gate & Time • Weather • Traffic  Electronic Return... RFID RFID: • Mileage • Fuel Level • eReceipt

107 Closing Mark P. Frissora

108 Why Hertz? L. Only Truly Global Rental Brand L. Most Diversified Revenue Stream i. Strongest and Improving Balance Sheet Highest Demonstrated Track Record for Efficiency Improvement L Clearest Strategies for Growth Significant Operating Leverage with Deleveraging, Cost Reduction and Growth Drivers

109 Q&A

110 Appendices

111 Key Definitions  LTM Results for the twelve months ended. EBITDA* Earnings before interest expense, taxes, depreciation and amortization. Corporate EBITDA* Earnings before net interest expense (other than interest expense relating to certain car rental fleet financing), income taxes, depreciation (other than depreciation related to the car rental fleet), amortization and certain other items specified in the credit agreements governing the Company’s credit facilities. Adjusted Pre-Tax Income before income taxes and minority interest plus non-cash purchase accounting charges, non-cash debt charges Income* relating to the amortization of debt financing costs and debt discounts, and certain one-time charges and non-operational items. Adjusted Net Income* Adjusted pre-tax income less a provision for income taxes derived utilizing a normalized income tax rate and minority interest. Adjusted Diluted Calculated as adjusted net income divided by the pro forma number of shares outstanding. For 2008, number of shares Earnings Per Share* represents the actual diluted weighted average number of shares outstanding for the year ended December 31, 2007. For 2007 and prior years represents the pro forma post-IPO number of shares outstanding. Net Corporate Debt * Total debt excluding fleet debt less cash and equivalents and corporate restricted cash. Net Fleet Debt* Total fleet debt (U.S. ABS Fleet Debt, the Fleet Financing Facility, obligations incurred under our International Fleet Debt Facilities, capital lease financings relating to revenue earning equipment that are outside the International Fleet Debt Facilities, the Belgian Fleet Financing Facility, the Brazilian Fleet Financing Facility, the Canadian Fleet Financing Facility, the U.K. Leveraged Financing Facility and the pre-Acquisition ABS Notes) less restricted cash associated with fleet debt. * “E8ITDA,” “Corporate EBITDA”, “Adjusted Pre-Tax Income”, “Adjusted Net Income”, “Adjusted Diluted Earnings Per Share”, “Net corporate Debt”, Net fleet Debt”, “Corporate Restricted Cash”, “Restricted Cash Associated with Fleet Debt”, “Levered After Tax Cash Flow Before Fleet Growth”, “Levered After-Tax Cash Flow After fleet Growth”, “Car Rental Rate Revenue Per Transaction Day” and “Equipment Rental and Rental Related Revenue” are non-GAAP measures within the meaning of Regulation G. In conformity with Regulation G, information required to accompany the disclosure of non-GAAP financial measures, including a reconciliation of the non-GAAP measures discussed in this presentation to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States, appears within the slides or at the end of this presentation on the slides relating to the non-GAAP measures.

112 Key Definitions  Corporate Restricted Total restricted cash includes cash and equivalents that are not readily available for our normal disbursements. Total Cash* restricted cash and equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, our like-kind exchange programs and to satisfy certain of our self insurance regulatory reserve requirements. Corporate restricted cash is calculated as total restricted cash less restricted cash associated with fleet debt. Restricted Cash Restricted cash associated with fleet debt is restricted for the purchase of revenue earning vehicles and other specified Associated with uses under our Fleet Debt programs and our car rental like-kind exchange program. Fleet Debt* Levered After-Tax Corporate EBITDA less equipment rental fleet depreciation including gain (loss) on sale, non-fleet capital expenditures, net of Cash flow Before non-fleet disposals, plus changes in working capital (accounts receivable, inventories, prepaid expenses, accounts payable and Fleet Growth* accrued liabilities), and changes in other assets and liabilities (including public liability and property damage, U.S. pension liability, other assets and liabilities, equity and minority interest) less corporate net cash interest and corporate cash taxes. Corporate Net Cash Corporate net cash interest represents total interest expense, net of total interest income, less car rental fleet interest Interest (used in the expense, net of car rental fleet interest income, and non-cash corporate interest charges. Non-cash corporate interest calculation of Levered charges represent the amortization of corporate debt financing costs and corporate debt discounts. After-Tax Cash Flow Before Fleet Growth) Corporate Cash Taxes Corporate cash taxes represents cash paid by the Company during the period for income taxes. (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth) Levered After-Tax Levered After-Tax Cash Flow Before Fleet Growth less equipment rental fleet growth capital expenditures and less gross car Cash Flow After rental fleet growth capital expenditures plus car rental fleet financing. Fleet Growth* Pro Forma (PF) Pro forma metrics give effect to the Company’s new capital structure as if the debt associated with the acquisition of the Company on December 21, 2005 and related purchase accounting adjustments had occurred on January 1, 2005. * “EBITDA,” “Corporate EBITDA”, “Adjusted Pre-Tax Income”, Adjusted Net Income”, “Adjusted Diluted Earnings Per Share”. “Net Corporate Debt”, Net fleet Debt”, “Corporate Restricted Cash”, “Restricted Cash Associated with Fleet Debt”, “Levered After Tax Cash Flow Before Fleet Growth”, “Levered After-Tax Cash Flow After Fleet Growth”, “Car Rental Rate Revenue Per Transaction Day” and “Equipment Rental and Rental Related Revenue” are non-GAAP measures within the meaning of Regulation G. In conformity with Regulation G, information required to accompany the disclosure of non-GAAP financial measures, including a reconciliation of the non-GAAP measures discussed in this presentation to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the united States, appears within the slides or at the end of this presentation on the slides relating to the non-GAAP measures.

113 Key Definitions  Transaction Days Transaction days represent the total number of days that vehicles were on rent in a given period. Car Rental Rate Car rental rate revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for Revenue and Rental optional insurance products, but excluding revenue derived from fueling and concession and other expense pass-throughs, Rate Revenue Per NeverLost units and certain ancillary revenue. Rental rate revenue per transaction day is calculated as total rental rate Transaction Day* revenue, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency as not to affect the comparability of underlying trends. Equipment Rental and Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment Rental Related Revenue* including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency as not to affect the comparability of underlying trends. Same Store Revenue Same store revenue growth represents the change in the current period total same store revenue over the prior period total Growth same store revenue as a percentage of the prior period. The same store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency as not to affect the comparability of underlying trends. * “EBITDA,” “Corporate EBITDA”, “Adjusted Pre-Tax Income”, ‘Adjusted Net Income”, “Adjusted Diluted Earnings Per Share”, “Net Corporate Debt”, “Net Fleet Debt”, “Corporate Restricted Cash”, “Restricted Cash Associated with Fleet Debt”, “Levered After Tax Cash Flow Before Fleet Growth”, “Levered After-Tax Cash Flow After Fleet Growth”, “Car Rental Rate Revenue Per Transaction Day” and “Equipment Rental and Rental Related Revenue” are non-GAAP measures within the meaning of Regulation G. In conformity with Regulation G, information required to accompany the disclosure of non-GAAP financial measures, including a reconciliation of the non-GAAP measures discussed in this presentation to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States, appears within the slides or at the end of this presentation on the slides relating to the non-GAAP measures.

114 Importance of Non-GAAP Measures  EBITDA and Corporate EBITDA provide investors with supplemental measures of operating performance and liquidity. Corporate EBITDA provides supplemental information utilized in the calculation of the financial covenants under Hertz’s senior credit facilities. Management uses EBITDA and Corporate EBITDA as performance and cash flow metrics for internal monitoring and planning purposes, including the preparation of Hertz’s annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions. These measures are important to allow Hertz to evaluate profitability and make performance trend comparisons between Hertz and its competitors. Management also believes that EBITDA and Corporate EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industries. EBITDA is also used by management and investors to evaluate our operating performance exclusive of financing costs and depreciation policies. EBITDA and Corporate EBITDA are not recognized measurements under GAAP. When evaluating Hertz’s operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of Hertz’s financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities. Adjusted Pre-Tax Income is the Company’s measure of segment profitability and is important to management because it allows management to assess operational performance of our business, exclusive of the effects of purchase accounting, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors. It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability. Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally. Adjusted Net Income is important to management and investors because it represents our operational performance exclusive of the effects of purchase accounting, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

115 Importance of Non-GAAP Measures  Adjusted Diluted Earnings Per Share is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, one-time charges and items that are not operational in nature or comparable to those of our competitors. Utilizing the pro forma post-IPO number of shares outstanding in 2007 and prior years is important to management and investors because it represents a measure of our earnings per share as if the effects of the initial public offering were applicable to all periods in 2007 and prior. Net Corporate Debt and Net Fleet Debt are important statistics to management and rating agencies as they help measure the Company’s leverage. Net Corporate Debt also assists in the evaluation of the Company’s ability to service its non-fleet-related debt without reference to the expense associated with the fleet debt, which is fully collateralized by assets not available to lenders under the non-fleet debt facilities. Levered After-Tax Cash Flow Before Fleet Growth is important to management and investors as it represents the funds available to grow our fleet or reduce our debt. Levered After-Tax Cash Flow After Fleet Growth is important to management and investors as it represents the funds available for the reduction of corporate debt. Car Rental Rate Revenue and Rental Rate Revenue Per Transaction Day is important to management as it represents the best measurement of the changes in underlying pricing in the car rental business and encompasses the elements in car rental pricing that management has the ability to control. The optional insurance products are packaged within certain negotiated corporate, government and membership programs and within certain retail rates being charged. Based upon these existing programs and rate packages, management believes that these optional insurance products should be consistently included within the daily pricing of car rental transactions. On the other hand, non-rental rate revenue items such as refueling and concession pass-through expense items are driven by factors beyond the control of management (i.e. the price of fuel and the concession fees charged by airports). Additionally, NeverLost units are an optional revenue product which management does not consider to be part of their daily pricing of car rental transactions. Equipment Rental and Rental Related Revenue is important to our management and to investors as it is utilized in the measurement of rental revenue generated per dollar invested in fleet on an annualized basis and is comparable with the reporting of other industry participants.

116 Non-GAAP Reconciliations Condensed Consolidated Statement of Operations — Reconciliation of GAAP to Adjusted ($ in millions) Year Ended December 31, 2007 Year Ended December 31, 2006 As Reported Adjustments As Adjusted As Reported Adjustments As Adjusted Total revenues $ 8,685.6 $ - $ 8,685.6 $ 8,058.4 $ - $ 8,058.4 Expenses: Direct operating 4,644.1 (85.0)(a) 4,559.1 4,476.0 (75.9)(a) 4,400.1 Depreciation of revenue earning equipment 2,003.4 (19.6)(b) 1,983.8 1,757.2 (13.8)(b) 1,743.4 Selling, general and administrative 775.9 (63.4)(c) 712.5 723.9 (57.0)(c) 666.9 Interest, net of interest income 875.4 (105.9)(d) 769.5 900.7 (139.4)(d) 761.3 Total expenses 8,298.8 (273.9) 8,024.9 7,857.8 (286.1) 7,571.7 Income before income taxes and minority interest 386.8 273.9 660.7 200.6 286. 1 486.7 Provision for taxes on income (102.6) (128.6)(e) (231.2) (68.0) (102.3)(c) (170.3) Minority interest (19.7) - (19.7) (16.7) - (16.7) Net income $ 264.5 $ 145.3 $ 409.8 $ 115.9 $ 183.8 $ 299.7 Year Ended December 31, 2005 Pro Forma Year Ended December 31, 2005 Actual As Reported Adjustments As Adjusted As Reported Adjustments As Adjusted Total revenues $ 7,469.2 $ - $ 7,469.2 $ 7,469.2 $ - $ 7,469 .2 Expenses: Direct operating 4,263.8 (77.3)(a) 4,186.5 4189.3 (2.2)(a) 4,187.1 Depreciation of revenue earning equipment 1,612.7 (12.8)(b) 1,599.9 1,599.7 (0.5)(b) 1,599.2 Selling, general and administrative 639.4 (2.1)(c) 637.3 638.5 (1.2)(c)(637.3) Interest, net of interest income 823.6 (109.0)(d) 714.6 500.0 (9,1)(d) 490.9 Total expenses 7,339.5 (201.2) 7,138.3 6.927.5 (13.0) 6,914.5 Income before income taxes and minority interest 129.7 201.2 330.9 541.7 13.0 554.7 Provision for taxes on income (69.9) (45.9)(e) (115.8) (179.1) (15. 1)(e) (194.2) Minority interest (12.6) - (12.6) (12.6) - (12.6) Net income $ 47.2 $ 155.3 $ 202.5 $ 350.0 $ (2.1) $ 347.9 (a) Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting. For the year ended December 31, 2007, includes restructuring charges of $41.2 million and a favorable vacation accrual adjustment or $29.8 million. (b) Represents the increase in depreciation of revenue earning equipment based upon its revaluation relating to purchase accounting. (C) For the year ended December 31,2007, includes restructuring charges of $55.2 million and a favorable vacation accrual adjustment of $6.5 million. Also includes an increase in depreciation of property and equipment relating to purchase accounting, among other adjustments which are detailed in the Adjusted Pre-Tax Income (Loss) and Adjusted Net Income (Loss) reconciliations. (d) Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts. For the year ended December 31,2007, also includes $20.4 million associated with the ineffectiveness of our interest rate swaps and the write off of $16.2 million of unamortized debt costs associated with a debt modification. For the year ended December 31, 2006. also includes interest on the $1.0 billion HGH loan facility of $39.9 million and $1.0 million associated with the reversal of the ineffectiveness of our interest rate swaps. (e) Represents a provision for income taxes derived utilizing a normalized income tax rate (35%).

Hertz

Non-GAAP Reconciliations

Condensed Consolidated Statement of Operations – Reconciliation of Actual to Pro Forma

($ in millions)	Year Ended December 31, 2005 (Combined)		
	Historical	Pro Forma Adjustments	Pro Forma
Total revenues	$ 7,469.2	$ -	$ 7,469.2
Expenses:			
Direct operating	4,189.3	74.5[a]	4,263.8
Depreciation of revenue earning equipment	1,599.7	13.0[b]	1,612.7
Selling, general and administrative	638.5	0.9[c]	639.4
Interest, net of interest income	500.0	323.6[d]	823.6
Total expenses	6,927.5	412.0	7,339.5
Income (loss) before income taxes and minority interest	541.7	(412.0)	129.7
(Provision) benefit for taxes on income	(179.1)	109.2[e]	(69.9)
Minority interest	(12.6)	-	(12.6
Net income (loss)	$ 350.0	$ (302.8)	$ 47.2

Income (Loss) Before Income Taxes and Minority Interest by Segment

	Year Ended December 31, 2005 (Combined)			
	Car Rental	Equipment Rental	Other Reconciling Items	Total
Historical income (loss) before income taxes and minority interest	$ 374.6	$ 239.1	$ (72.0)	$ 541.7
Pro Forma Adjustments:				
Direct operating (a)	(26.6)	(34.0)	(13.9)	(74.5)
Depreciation of revenue earning equipment (b)	16.8	(29.8)	-	(13.0)
Selling, general and administrative (c)	(17.2)	(0.1)	16.4	(0.9)
Interest, net of interest income (d)	(56.0)	(1.9)	(265.7)	(323.6)
Pro forma income (loss) before income taxes and minority interest	$ 291.6	$ 173.3	$ (335.2)	$ 129.7

(a) Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting.
(b) Represents the increase in depreciation of revenue earning equipment based upon its revaluation relating to purchase accounting.
(c) Represents an increase in depreciation of property and equipment relating to purchase accounting.
(d) Represents the increase in interest expense giving effect to our new capital structure as if the debt associated with the acquisition on December 21, 2005 had occurred on January 1, 2005.
(e) Represents a benefit for income taxes derived utilizing a normalized income tax rate of 35%. For the year ended December 31, 2005, the impact of the reversal of the $35.0 million valuation allowance on foreign tax credit carryforwards was excluded.

117

118 Non-GAAP Reconciliations Adjusted Pre-Tax Income (Loss) A+(D-B) LTM March 31, 2008 B+(E-C) LTM March 31, 2007 A B C Three Months Ended March 31, 2008 2007 2006 D Year Ended December 31, 2007 E Year Ended December 31, 2006 Combined Year Ended December 31, 2005 PF Combined Year Ended December 31, 2005 Actual Three Months Ended December 31, 2006 ($ in millions) Car Rental Income (loss) before income taxes and minority interest $479.6 $367.8 $(5.8) $(16.8) $(11.1) $468.6 $373.5 $291.6 $374.6 $90.4 Adjustments: Purchase accounting 37.9 25.0 10.3 7.7 6.5 35.3 23.8 23.1 0.7 6.7 Non-cash debt charges 48.8 79.2 8.6 26.3 22.1 66.5 75.0 83.2 0.3 16.1 Restructuring charges 60.6 19.7 15.8 19.7 - 64.5 - - - - Restructuring related charges 2.1 - 2.1 - - - - - - - Vacation accrual adjustment (23.5) - 2.3 - - (25.8) - - - - Unrealized loss (gain) on derivative 1.9 - 6.0 - - (4.1) - - - - European headquarters relocation cost - - - - - - - 4.0 4.0 - Adjusted pre-tax income 607.4 491.7 39.3 36.9 17.5 605.0 472.3 401.9 379.6 113.2 Assumed provision for income taxes of 34% for 2008 and 35% for 2007, 2006 & 2005 (212.1) (172.1) (13.3) (12.9) (6.1) (211.7) (165.3) (140.7) (132.9) (39.6) Adjusted net income $395.3 $319.6 $26.0 $24.0 $11.4 $393.3 $307.0 $261.2 $246.7 $73.6 Equipment Rental Income before income taxes and minority interest $301.9 $281.0 $39.4 $46.0 $34.5 $308.5 $269.5 $173.3 $239.1 $79.2 Adjustments: Purchase accounting 57.1 64.8 14.0 15.0 14.9 58.1 64.7 66.0 2.0 18.9 Non-cash debt charges 11.1 10.2 2.7 2.8 3.9 11.2 11.3 0.8 - 2.4 Restructuring charges 4.8 1.8 1.7 1.8 - 4.9 - - - - Restructuring related charges 0.7 - 0.7 - - - - - - - Vacation accrual adjustment (8.1) - 0.8 - - (8.9) - - - - Adjusted pre-tax income 367.5 357.8 59.3 65.6 53.3 373.8 345.5 240.1 241.1 100.5 Assumed provision for income taxes of 34% for 2008 and 35% for 2007, 2006 & 2005 (128.0) (125.2) (20.2) (23.0) (18.7) (130.8) (120.9) (84.0) (84.4) (35.2) Adjusted net income $239.5 $232.6 $39.1 $42.6 $34.6 $243.0 $224.6 $156.1 $156.7 65.3 Other Reconciling Items Loss before income taxes and minority interest $(359.9) $(475.5) $(89.4) $(119.8) $(86.7) $(390.3) $(442.4) $(335.2) $(72.0) $(126.9) Adjustments: Purchase accounting 1.9 1.7 0.5 0.4 0.6 1.8 1.9 1.9 - 0.4 Non-cash debt charges 12.1 29.3 3.2 19.3 3.2 28.2 13.2 25.0 8.8 4.2 Restructuring charges 18.0 11.1 2.1 11.1 - 27.0 - - - - Restructuring related charges 0.7 - 0.7 - - - - - - - Vacation accrual adjustment (1.7) - 0.1 - - (1.8) - - - - Secondary offering costs 2.0 - - - - 2.0 - - - - Management transition costs 13.7 11.8 1.3 2.6 0.6 15.0 9.8 - - 4.4 Stock purchase compensation charge - 13.3 - - - - 13.3 - - - Interest on HGH debt - 39.9 - - - - 39.9 - - 16.1 Sponsor termination fee - 15.0 - - - - 15.0 - - 15.0 Loss (gain) on sale of swap derivative - 5.6 - - (6.6) - (1.0) - - 5.6 Unrealized transaction loss (gain) on Euro-denominated debt - 12.7 - - 6.5 - 19.2 (2.8) (2.8) - Adjusted pre-tax loss (313.2) (335.1) (81.5) (86.4) (82.4) (318.1) (331.1) (311.1) (66.0) (81.2) Assumed benefit for income taxes of 34% for 2008 and 35% for 2007, 2006 & 2005 108.8 117.3 27.7 30.2 28.8 111.3 115.9 108.9 23.1 28.4 Minority interest (20.4) (17.6) (4.8) (4.1) (3.2) (19.7) (16.7) (12.6) (12.6) (4.4) Adjusted net loss $(224.8) $(235.4) $(58.6) $(60.3) $(56.8) $(226.5) $(231.9) $(214.8) $(55.5) $(57.2) Consolidated Income (loss) before income taxes and minority interest $421.6 $173.3 $(55.8) $(90.6) $(63.3) $386.8 $200.6 $129.7 $541.7 $42.7 Adjustments: Purchase accounting 96.9 91.5 24.8 23.1 22.0 95.2 90.4 91.0 2.7 26.0 Non-cash debt charges 72.0 118.7 14.5 48.4 29.2 105.9 99.5 109.0 9.1 22.7 Restructuring charges 83.4 32.6 19.6 32.6 - 96.4 - - - - Restructuring related charges 3.5 - 3.5 - - - - - - - Vacation accrual adjustment (33.3) - 3.2 - - (36.5) - - - - Unrealized loss (gain) on derivative  1.9 - 6.0 - - (4.1) - - - - European headquarters relocation costs - - - - - - - 4.0 4.0 - Secondary offering costs 2.0 - - - - 2.0 - - - - Management transition costs 13.7 11.8 1.3 2.6 0.6 15.0 9.8 - - 4.4 Stock purchase compensation charge - 13.3 - - - - 13.3 - - - Interest on HGH debt - 39.9 - - - - 39.9 - - 16.1 Sponsor termination fee - 15.0 - - - - 15.0 - - 15.0 Loss (gain) on sale of swap derivative - 5.6 - - (6.6) - (1.0) - - 5.6 Unrealized transaction loss (gain) on Euro-denominated debt - 12.7 - - 6.5 - 19.2 (2.8) (2.8) - Adjusted pre-tax income 661.7 514.4 17.1 16.1 (11.6) 660.7 486.7 330.9 554.7 132.5 Assumed (provision) benefit for income taxes of 34% for 2008 and 35% for 2007, 2006 & 2005 (231.3) (180.0) (5.8) (5.7) 4.0 (231.2) (170.3) (115.8) (194.2) (46.4) Minority interest (20.4) (17.6) (4.8) (4.1) (3.2) (19.7) (16.7) (12.6) (12.6) (4.4) Adjusted net income (loss) $410.0 $316.8 $6.5 $6.3 $(10.8) $409.8 $299.7 $202.5 $347.9 $81.7 Pro forma diluted number of shares outstanding 324.8 325.5 324.8 324.8 324.8 324.8 324.8 324.8 324.8 Adjusted diluted earnings (loss) per share $1.26 $0.98 $0.02 $0.02 $(0.03) $1.26 $0.92 $0.62 $1.07 $0.25

119 Non-GAAP Reconciliations Corporate EBITDA A+(D-B) LTM March 31, 2008 B+(E-C) LTM March 31, 2007 A B C Three Months Ended March 31, 2008 2007 2006 D Year Ended December 31, 2007 E Year Ended December 31, 2006 Combined Year Ended December 31, 2005 PF Combined Year Ended December 31, 2005 Actual ($ in millions) Car Rental Income (loss) before income taxes and minority interest $479.6 $367.8 $(5.8) $(16.8) $(11.1) $468.6 $373.5 $291.6 $374.6 Depreciation and amortization 1,905.3 1,705.8 486.1 437.4 391.5 1,856.6 1,659.9 1,551.9 1,528.5 Interest, net of interest income 423.9 425.5 92.5 105.4 104.0 436.8 424.1 421.0 365.0 EBITDA 2,808.8 2,499.1 572.8 526.0 484.4 2,762.0 2,457.5 2,264.5 2,268.1 Adjustments: Car rental fleet interest (419.0) (404.8) (94.0) (102.8) (98.0) (427.8) (400.0) (406.9) (365.0)  Car rental fleet depreciation (1,746.9) (1,529.9) (447.4) (395.9) (345.6) (1,695.4) (1,479.6) (1,381.5) (1,381.5)  Non-cash expenses and charges (a) 47.3 79.1 14.2 27.3 23.7 60.4 75.5 94.9 13.8 Non-cash expenses and charges to arrive at LTM (b) 0.2 - - - - - - - - Extraordinary, unusual or non-recurring gains and losses 39.2 19.7 20.2 19.7 - 38.7 - 4.0 4.0 Corporate EBITDA $729.6 $663.2 $65.8 $74.3 $64.5 $737.9 $653.4 $575.0 $539.4 Equipment Rental Income before income taxes and minority interest $301.9 $281.0 $39.4 $46.0 $34.5 $308.5 $269.5 $173.3 $239.1 Depreciation and amortization 396.0 360.8 105.3 89.9 79.4 380.6 350.3 321.4 256.8 Interest, net of interest income 144.8 143.6 33.5 35.0 31.4 146.3 140.0 91.7 89.8 EBITDA 842.7 785.4 178.2 170.9 145.3 835.4 759.8 586.4 585.7 Adjustments: Non-cash expenses and charges 1.5 (0.4) - 1.2 1.2 2.7 (0.4) 1.0 1.0 Non-cash expenses and charges to arrive at LTM (b) (2.7) - - - - - - - - Extraordinary, unusual or non-recurring gains and losses (2.6) 1.8 3.2 1.8 - (4.0) - - - Corporate EBITDA $838.9 $786.8 $181.4 $173.9 $146.5 $834.1 $759.4 $587.4 $586.7 Other Reconciling Items Loss before income taxes and minority interest $(359.9) $(475.5) $(89.4) $(119.8) $(86.7) $(390.3) $(442.4) $(335.2) $(72.0)  Depreciation and amortization 5.9 6.1 1.6 1.6 1.4 5.9 5.9 5.5 5.1 Interest, net of interest income 273.3 350.9 70.2 89.2 74.9 292.3 336.6 310.9 45.2 Minority Interest (20.4) (17.6) (4.8) (4.1) (3.2) (19.7) (16.7) (12.6) (12.6)  EBITDA (101.1) (136.1) (22.4) (33.1) (13.6) (111.8) (116.6) (31.4) (34.3) Adjustments: Non-cash expenses and charges (a) 35.9 58.2 6.0 9.2 6.5 39.1 55.5 10.3 10.3 Non-cash expenses and charges to arrive at LTM (b) 0.3 6.8 - - - - - - - Extraordinary, unusual or non-recurring gains and losses 32.7 43.5 4.2 13.7 (6.0) 42.2 23.8 - - Sponsors’ fees - 2.4 - - 0.8 - 3.2 - - Corporate EBITDA $(32.2) $(25.2) $(12.2) $(10.2) $(12.3) $(30.5) $(31.6) $(21.1) $(24.0)  Consolidated Income before income taxes and minority interest $421.6 $173.3 $(55.8) $(90.6) $(63.3) $386.8 $200.6 $129.7 $541.7 Depreciation and amortization 2,307.2 2,072.7 593.0 528.9 472.3 2,243.1 2,016.1 1,878.8 1,790.4 Interest, net of interest income 842.0 920.0 196.2 229.6 210.3 875.4 900.7 823.6 500.0 Minority Interest (20.4) (17.6) (4.8) (4.1) (3.2) (19.7) (16.7) (12.6) (12.6)  EBITDA 3,550.4 3,148.4 728.6 663.8 616.1 3,485.6 3,100.7 2,819.5 2,819.5 Adjustments: Car rental fleet interest (419.0) (404.8) (94.0) (102.8) (98.0) (427.8) (400.0) (406.9) (365.0)  Car rental fleet depreciation (1,746.9) (1,529.9) (447.4) (395.9) (345.6) (1,695.4) (1,479.6) (1,381.5) (1,381.5)  Non-cash expenses and charges 84.7 136.9 20.2 37.7 31.4 102.2 130.6 106.2 25.1 Non-cash expenses and charges to arrive at LTM (b) (2.2) 6.8 - - - - - - - Extraordinary, unusual or non-recurring gains and losses 69.3 65.0 27.6 35.2 (6.0) 76.9 23.8 4.0 4.0 Sponsors’ fees - 2.4 - - 0.8 - 3.2 - - Corporate EBITDA $1,536.3 $1,424.8 $235.0 $238.0 $198.7 $1,541.5 $1,378.7 $1,141.3 $1,102.1 (a) Non-cash expenses and charges for our car rental segment have been revised to include unrealized gains and losses on our interest rate swaptions which were previously included in “Other Reconciling Items” for the years ended December 31, 2007 and 2006. (b) Adjustment necessary due to the nature of the calculation of non-cash expenses and charges where, on a quarterly basis the cash payments for a specific liability may exceed the related non-cash expense.

Non-GAAP Reconciliations

Net Corporate Debt and Net Fleet Debt

($ in millions)	As of March 31, 2008	As of December 31, 2007	As of March 31, 2007	As of December 31, 2006	As of December 31, 2005
Corporate Debt					
Debt, less:	$ 11,635.1	$ 11,960.1	$ 11,756.9	$ 12,276.2	$ 12,515.0
U.S Fleet Debt and Pre-Acquisition Notes	4,522.4	4,603.5	4,860.0	4,845.2	4,920.2
International Fleet Debt	1,532.0	1,912.4	1,692.7	1,987.8	1,831.7
Fleet Financing Facility	172.5	170.4	173.0	165.9	-
U.K. Leveraged Financing Facility	121.9	222.7	-	-	-
Canadian Fleet Financing Facility	133.4	155.4	-	-	-
Other International Facilities	104.2	92.9	24.6	-	-
Fleet Debt	$ 6,586.4	$ 7,157.3	$ 6,750.3	$ 6,998.9	$ 6,751.9
Corporate Debt	$ 5,048.7	$ 4,802.8	$ 5,006.6	$ 5,277.3	$ 5,763.1
Corporate Restricted Cash					
Restricted Cash, less:	$ 136.5	$ 661.0	$ 191.8	$ 552.5	$ 289.2
Restricted Cash Associated with Fleet Debt	(34.1)	(573.1)	(76.5)	(487.0)	(191.5)
Corporate Restricted Cash	$ 102.4	$ 87.9	$ 115.3	$ 65.5	$ 97.7
Net Corporate Debt					
Corporate Debt, less:	$ 5,048.7	$ 4,802.8	$ 5,006.6	$ 5,277.3	$ 5,763.1
Cash and Equivalents	(728.9)	(730.2)	(476.9)	(674.5)	(843.9)
Corporate Restricted Cash	(102.4)	(87.9)	(115.3)	(65.5)	(97.7)
Net Corporate Debt	$ 4,217.4	$ 3,984.7	$ 4,414.4	$ 4,537.3	$ 4,821.5
Net Fleet Debt					
Fleet Debt, less:	$ 6,586.4	$ 7,157.3	$ 6,750.3	$ 6,998.9	$ 6,751.9
Restricted Cash Associated with Fleet Debt	(34.1)	(573.1)	(76.5)	(487.0)	(191.5)
Net Fleet Debt	$ 6,552.3	$ 6,584.2	$ 6,673.8	$ 6,511.9	$ 6,560.4

120

Non-GAAP Reconciliations

Hertz

Levered After-Tax Cash Flow After Fleet Growth

($ in millions)

	A+(D-B) LTM March 31, 2008	B+(E-C) LTM March 31, 2007	A Three Months Ended March 31, 2008	B Three Months Ended March 31, 2007	C Three Months Ended March 31, 2006	D Year Ended December 31, 2007	E Year Ended December 31, 2006	Three Months Ended December 31, 2006
Income (loss) before income taxes and minority interest	$ 421.6	$ 173.3	$ (55.8)	$ (90.6)	$ (63.3)	$ 386.8	$ 200.6	$ 42.7
Depreciation and amortization	2,307.2	2,072.7	593.0	528.9	472.3	2,243.1	2,016.1	510.4
Interest, net of interest income	842.0	920.0	196.2	229.6	210.3	875.4	900.7	228.1
Minority interest	(20.4)	(17.6)	(4.8)	(4.1)	(3.2)	(19.7)	(16.7)	(4.4)
EBITDA	3,550.4	3,148.4	728.6	663.8	616.1	3,485.6	3,100.7	776.8
Adjustments:								
Car rental fleet interest	(419.0)	(404.8)	(94.0)	(102.8)	(98.0)	(427.8)	(400.0)	(95.9)
Car rental fleet depreciation	(1,746.9)	(1,529.9)	(447.4)	(395.9)	(345.6)	(1,695.4)	(1,479.6)	(369.5)
Non-cash expenses and charges	84.7	136.9	20.2	37.7	31.4	102.2	130.6	29.0
Non-cash expenses and charges to arrive at LTM (a)	(2.2)	6.8	-	-	-	-	-	-
Extraordinary, unusual or non-recurring gains and losses	69.3	65.0	27.6	35.2	(6.0)	76.9	23.8	25.0
Sponsors' fees	-	2.4	-	-	0.8	-	3.2	0.7
Corporate EBITDA	1,536.3	1,424.8	235.0	238.0	198.7	1,541.5	1,378.7	366.1
Equipment rental maintenance capital expenditures, net	(288.3)	(246.3)	(78.1)	(62.6)	(52.8)	(272.8)	(236.5)	(63.2)
Non-fleet capital expenditures, net	(169.8)	(158.5)	(47.3)	(32.1)	(48.9)	(154.6)	(175.3)	(33.6)
Changes in working capital	261.7	91.5	425.5	447.4	371.2	283.6	15.3	(100.6)
Changes in other assets and liabilities	(194.9)	(124.8)	(110.9)	(43.5)	(6.1)	(127.5)	(87.4)	(94.7)
Changes in other assets and liabilities to arrive at LTM (b)	2.2	(6.8)	-	-	-	-	-	-
Corporate net cash interest	(390.8)	(429.2)	(94.1)	(102.9)	(104.0)	(399.6)	(430.3)	(107.6)
Corporate cash taxes	(34.0)	(33.6)	(8.9)	(3.2)	(3.2)	(28.3)	(33.6)	(17.1)
Levered after-tax cash flow before fleet growth (b)	722.4	517.1	321.2	441.1	354.9	842.3	430.9	150.5
Equipment rental fleet growth capital expenditures	(235.9)	(261.8)	52.4	6.5	(124.6)	(281.8)	(392.9)	74.5
Car rental net fleet equity requirement	(289.5)	206.9	(606.3)	(324.7)	(285.4)	(7.9)	246.2	163.3
Levered after-tax cash flow after fleet growth (b)	$ 197.0	$ 462.2	$ (232.7)	$ 122.9	$ (55.1)	$ 552.6	$ 284.2	$ 388.3

(a) Adjustment necessary due to the nature of the calculation of non-cash expenses and charges where, on a quarterly basis the cash payments for a specific liability may exceed the related non-cash expense, but not on a cumulative last twelve month basis.

(b) Amounts include the effect of fluctuations in foreign currency.

121

122 Car Rental Rate Revenue Per Transaction Day  Rental rate revenue per transaction day ($ in whole dollars) 2003(a) 2004(a) 2005(a) 2006(b) (a) Based on 12/31/05 foreign exchange rates. (b) The 2003 to 2005 amounts above will differ based upon the methodology being utilized to calculate the International metrics. Year Ended December 31, ($ in millions) Car rental revenue per statement of operations Non-rental rate revenue Foreign currency adjustment Rental rate revenue Transaction days (in thousands) 2007(b) $4,819.3 $5,430.8 $5,949.9 $6,273.6 $6,800.7 (272.8) (577.9) (775.8) (860.6) (938.1) (134.2) (21.3) (41.6) 76.7 (100.8) $4,412.3 $4,831.6 $5,132.5 $5,489.7 $5,761.8 102,281 115,246 122,102 123,251 129,353 $43.14 $41.92 $42.03 $44.54 $44.54

123 Car Rental Rate Revenue Per Transaction Day  ($ in millions) Three Months Ended March 31, 2007 2008 Car rental revenue per statement of operations $1,505.1 $1,598.1 Non-rental rate revenue (217.5) (228.2) Foreign currency adjustment 47.1 (10.9) Rental rate revenue (b) $1,334.7 $1,359.0 Transaction days (in thousands) 28,912 30,239 Rental rate revenue per transaction day (in whole dollars) $46.16 $44.94 (b) Based on 12/31/07 foreign exchange rates.

124 Equipment Rental and Rental Related Revenue  Equipment rental revenue per statement of operations Equipment sales and other revenue Rental and rental related revenue (including impact of foreign exchange) Foreign currency adjustment (a) Rental and rental related revenue (excluding impact of foreign exchange) (a) (a) Based on 12/31/06 foreign exchange rates. Year Ended December 31, ($ in millions) 2006 2007 2003 $1037.8 (122.4) 915.4 35.4 $950.8 2004 $1,162.0 (134.2) 1,027.8 18.4 $1,046.2 2005 $1,414.9 (158.8) 1,256.1 13.1 $1,269.2 $1,672.1 $1,755.3 (193.6) (190.2) 1,478.5 1,565.1 1.3 (27.9) $1,479.8 $1,537.2

125 Equipment Rental and Rental Related Revenue  Three Months Ended March 31, ($ in millions) 2006 2007 2008 Equipment rental revenue per statement of operations $363.0 $389.8 $410.8 Equipment sales and other revenue (44.1) (41.7) (41.8) Rental and rental related revenue (including impact of foreign exchange) 318.9 348.1 369.0 Foreign currency adjustment(b) 14.4 13.0 (1.5) Rental and rental related revenue (excluding impact of foreign exchange)(b) 333.3 $361.1 $367.5 (b) Based on 12/31/07 foreign exchange rates.